SUB-SUBLEASE
DATE:        April 27, 2017
BETWEEN:    Integrated Diagnostics, Inc., a Delaware corporation
219 Terry Avenue N Suite 100
Seattle, WA 98109-5208
Attn: Douglas Sanders                (“Sub-Sublandlord”)
AND        Acucela Inc., a Washington corporation
1301 Second Avenue, Suite 4200
Seattle, WA 98101
Attn: John Gebhart                    (“Sub-Subtenant")
Sub-Sublandlord leases from Ball Janik, LLP, an Oregon limited partnership (“Sublandlord”), certain premises consisting of approximately 8,309 rentable square feet and commonly known as Suite 1110 (the “Premises"), as further described in a Sublease dated as of November 20, 2014, by and between Sublandlord, as sublandlord, and Sub-Sublandlord, as subtenant (the “Sublease”), a copy of which is attached hereto as Exhibit B. Sublandlord leases the Premises from 818 Stewart Street Acquisition, LLC, a Delaware limited liability company ("Master Landlord"), successor-in-interest to Eight-Eighteen Stewart, LLC, a Washington limited liability company, pursuant to that 818 Stewart Office Lease dated July 19, 2010 between Master Landlord, as landlord and Sublandlord, as tenant (the "Lease"), a copy of which is attached as Exhibit A. Capitalized terms not otherwise defined herein shall have the meanings given in the Lease or Sublease, as applicable. Sub-Sublandlord desires to sublease to Sub-Subtenant, and Sub-Subtenant desires to sublease from Sub-Sublandlord, the Premises upon the terms and conditions set forth in this Sub-Sublease (the "Sub-Sublease").
THEREFORE, the parties agree as follows:
1.AGREEMENT TO SUB-SUBLEASE
Subject to Master Landlord's and Sublandlord’s written consent to the terms of this Sub-Sublease, Sub-Sublandlord hereby subleases the Premises to Sub-Subtenant and Sub-Subtenant hereby subleases the Premises from Sub-Sublandlord upon the terms and conditions set forth in this Sub-Sublease. This Sub-Sublease is and at all times shall remain subject to and subordinate to the Lease and Sublease.
2.TERM
The “Term” of this Sub-Sublease shall commence on the later to occur of (a) May 1, 2017 or (b) receipt of the consent to this Sub-Sublease by both Master Landlord and Sublandlord (such later date, the “Commencement Date”), and shall expire, unless sooner terminated pursuant to the terms of the Lease, the Sublease or this Sub-Sublease, on October 29, 2020 (which Sub-Sublandlord represents and warrants is one day prior to expiration of the Sublease). Notwithstanding the foregoing, subject to and upon all of the terms, provisions, agreements, covenants and conditions contained in this Sub-Sublease, the Sublease and the Lease, Sub-Subtenant shall be entitled to access the Premises for up to thirty (30) days prior to the Commencement Date, for the purpose of moving and for installation of furniture, fixtures and equipment, cabling and to otherwise prepare the Premises for occupancy (the “Early Access Period”), provided that Sub-Subtenant shall not be required to pay Base Rent during the Early Access Period, though subject to the receipt of Master Landlord’s and Sublandlord consent to this Sub-Sublease.
3.RENT
3.1    Base Rent. Sub-Subtenant shall pay Sub-Sublandlord rent (“Base Rent”) in the following amounts per calendar month in advance beginning on the Commencement Date, and continuing on the first day of each calendar month throughout the Term:

Schedule Period	Base Rent/Mo.	Rate/Annum
Commencement Date – 4/30/18	$12,290.40*	$17.75*
5/1/18 – 4/30/19	$12,982.81	$18.75
5/1/19 – 4/30/20	$13,675.23	$19.75
5/1/20 – 10/30/20	$14,367.65	$20.75
*Provided and only so long as there is no monetary Default of Sub-Subtenant, Base Rent for the first two (2) full months of the Term shall be abated.
3.2    Additional Rent. Sub-Subtenant shall pay Sub-Sublandlord all additional rent, payments, and other charges required of Sublandlord or Sub-Sublandlord under the Lease and Sublease, respectively, arising after and with respect to periods following the Commencement Date, when and as due, including without limitation, all Additional Rent, excluding however, any amounts payable as a result of Sub-Sublandlord’s or Sublandlord’s failure to timely pay amounts due under the Lease or Sublease. In the event that Sub-Sublandlord shall receive the invoices from Master Landlord or Sublandlord, Sub-Sublandlord shall provide such invoices to Sub-Subtenant immediately and Sub-Subtenant shall pay such amounts within fifteen (15) days after receipt. In the event the Sub-Sublandlord has not received the invoices from Master Landlord or Sublandlord by the tenth day of the month, Sub-Sublandlord may use the invoice from the preceding month to create a reasonable estimate of the Additional Rent due in Sub-Subtenant’s invoice. Such estimates will be reconciled to the actual charges on a quarterly basis.
3.3    Payment. All rent under this Sub-Sublease shall be paid without deduction or setoff of any kind, except as otherwise provided in this Sub-Sublease, the Lease or the Sublease, at the address of Sub-Sublandlord set forth above or to such other address as Sub-Sublandlord may designate in writing to Sub-Subtenant. Rent for any partial calendar month shall be prorated based on a thirty-day month.

4.USE; COMPLIANCE WITH LEASE AND SUBLEASE
4.1    Sub-Subtenant shall use the Premises for the use permitted under Section 1(f) of the Lease and Section 4 of the Sublease, and for no other purpose, and otherwise in full compliance with the Lease and Sublease, as applicable. Sub-Subtenant shall perform all duties of Sublandlord arising under the Lease and Sub-Sublandlord under the Sublease after the date hereof and during the Term (other than Sublandlord’s and Sub-Sublandlord’s duty to pay rent). Sub-Subtenant shall keep the Premises and other areas of the building in good condition and repair, to the extent required of Sublandlord under the Lease and Sub-Sublandlord under the Sublease. Sub-Subtenant shall not act or omit to act in a manner that would cause a Sublandlord default under the Lease or Sub-Sublandlord default under the Sublease.
4.2    Except as expressly amended hereby, this Sub-Sublease is subject to all of the terms and conditions of the Lease and Sublease, as applicable. However, for purposes of such incorporation by reference, all references to Landlord and Tenant shall be deemed references to Sub-Sublandlord and Sub-Subtenant, as applicable. Notwithstanding anything in this Sub-Sublease or the Sublease to the contrary, the following provisions of the Lease and Sublease are expressly not incorporated into this Sub-Sublease: (i) Lease: Sections 1(d), 1(e), 1(g), 3, 4(b), 4(d), 17(c), 23, Exhibit C, Exhibit C-1, Exhibit C-2; (ii) Sublease: Section 7.3; and (iii) any reference to “Tenant Improvements” in either the Lease or Sublease. Sub-Subtenant shall not commit, nor permit to be committed on the Premises, any act or omission which would violate any term or condition of the Lease or Sublease or be cause for termination of the Lease by Master Landlord or Sublease by Sublandlord. Sub-Subtenant shall in all respects comply with each and every term of the Lease and the Sublease arising during the Term of this Sub-Sublease.
4.3    Sub-Sublandlord is not responsible for any failure of performance of the Lease by the Master Landlord or the Sublease by the Sublandlord, including without limitation any failure of maintenance or breach of quiet enjoyment. Sub-Sublandlord’s only obligation to Sub-Subtenant is to timely pay the rental due under the Sublease, conditioned on Sub-Subtenant timely making all Sub-Sublease rental payments. In addition, if Master Landlord shall fail to perform its obligations under the Lease or Sublandlord shall fail to perform its obligations under the Sublease, and any such failure materially interferes with Sub-Subtenant’s occupancy or its rights hereunder, Sub-Sublandlord shall, upon written request of Sub-Subtenant, make reasonable efforts to enforce the obligations of the Master Landlord or Sublandlord, as applicable, including promptly notifying Master Landlord of its nonperformance under the Lease and requesting that Master Landlord perform its obligations under the Lease, or promptly notifying Sublandlord of its nonperformance under the Sublease and requesting that Sublandlord perform its obligations under the Sublease.
4.4    Sub-Sublandlord shall indemnify and hold Sub-Subtenant harmless for any loss, cost, damage and liability (including without limitation reasonable attorneys’ fees) incurred by Sub-Subtenant arising from or relating to any default under the Sublease by Sub-Sublandlord (except to the extent such default is caused by Sub-Subtenant’s default hereunder) which materially adversely affects Sub-Subtenant’s use of the Premises. As of the execution date of this Sub-Sublease, Sub-Sublandlord represents and warrants that (i) to Sub-Sublandlord’s knowledge neither Master Landlord nor Sublandlord is in default under the Lease or Sublease; (ii) it has paid all Base Rent and Additional Rent pursuant to the Sublease to the extent currently due; and (iii) the copy of the Sublease attached hereto as Exhibit B is correct and complete and there are no agreements between Sublandlord and Sub-Sublandlord regarding the Premises or the Building other than as set forth in the Sublease.
5.TAXES, INSURANCE AND UTILITIES
Sub-Subtenant shall pay to Sub-Sublandlord, within thirty (30) days after billing therefor by Sublandlord or Sub-Sublandlord, the payments of Operating Costs, utilities, and other Additional Rent required pursuant to the Lease and Sublease. Sub-Subtenant shall maintain the insurance required under the Lease and Sublease and shall name both Sub-Sublandlord, Sublandlord and Master Landlord as additional insured on its insurance policy. Sub-Subtenant shall provide to Sub-Sublandlord, Sublandlord and Master Landlord evidence of its insurance coverage in compliance with the Lease and Sublease prior to the Commencement Date of the Term or prior to any early access rights granted pursuant to this Sub-Sublease, and within thirty (30) days prior to any modification or cancellation of such insurance. Prior to the Commencement Date of the Term or any early access rights granted pursuant to this Sub-Sublease, Sub-Subtenant shall give Sub-Sublandlord, Sublandlord and Master Landlord a certificate from the insurance company which shall contain a written agreement from the insurance company that the insurance company shall give notice to Sub-Sublandlord, Sublandlord and Master Landlord within 30 days prior to any modification or cancellation of such insurance.
6.INTENTIONALLY OMITTED.

7.	CONDITION OF PREMISES; FURNITURE; AND TRADE FIXTURES
7.1    AS-IS. Sub-Subtenant accepts the Premises AS IS. Sub-Subtenant acknowledges and agrees that neither Sub-Sublandlord, Sublandlord nor Master Landlord has undertaken any obligation to make or agreed to make any alteration or improvements to the Premises for Sub-Subtenant's use or occupancy thereof. Notwithstanding the foregoing, the Premises will be delivered to Sub-Subtenant in broom clean condition free of any personal property, signage or debris.
7.2    Furniture. Sub-Subtenant shall have the use of all furniture in the Premises (including conference furniture, workstations, file cabinets, chairs and AV equipment) (i) that constitutes Tenant’s Property (as defined in the Lease), and (ii) which belongs to Sub-Sublandlord, all during the Term of the Sub-Sublease at no additional charge with respect to the furniture set forth on Exhibit C attached hereto (collectively, the “Furniture”). Sub-Subtenant shall keep such Furniture in good condition and repair, and Sub-Sublandlord shall have no responsibility for the same. Sub-Subtenant shall, prior to expiration of the Term, at Sub-Subtenant’s expense, remove from the Premises all items installed in the Premises by Sub-Subtenant and required to be removed under Sections 18 and 19 of the Lease (including without limitation all Furniture in the event Sub-Subtenant chooses to purchase the same in accordance with the terms of this Section 7.2, any personal property of Sub-Subtenant or its employees, any Alterations installed by Sub-Subtenant that Master Landlord requires to be removed, and any Lines within the Premises that Master Landlord requires to be removed), and otherwise leave the Premises in the condition required as of expiration or termination of the Lease. Provided Sub-Subtenant has complied with these requirements, following the expiration of the Term Sub-Sublandlord will, at Sub-Subtenant’s written request provided at least thirty (30) days prior to expiration of the Term, transfer title the above referenced Furniture (i.e., all furniture in the Premises) to Sub-Subtenant and execute an “AS IS” bill of sale for $1. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Furniture constituting Tenant’s Property is owned by the Sublandlord and may not be disposed of except as a result of an agreement with Sublandlord. Sub-Subtenant shall take no actions in regard to Tenant’s Property that may be in contravention of Section 7.2 of the Sublease.
7.3    Intentionally omitted.
7.4    Alterations. In the event Sub-Subtenant desires to alter or improve the Premises in any way, Sub-Subtenant shall first obtain Sub-Sublandlord's, Sublandlord’s and Master Landlord's prior written consent to any such alteration or improvement, as and to the extent such consent is required by the Lease or Sublease, and any such alterations or improvements shall be made in accordance with the Lease and Sublease.
7.5    Risk of Loss. Sub-Subtenant shall be fully responsible for and shall assume all risk of loss of its personal property, furniture, fixtures, equipment, and furnishings in the Premises.
7.6    Casualty and Condemnation. Sub-Subtenant shall have all right of Sub-Sublandlord as subtenant under the Sublease in the event of fire or other casualty, including, without limitation all rental abatement and termination rights as provided in Articles 13 and 14 of the Lease.
8.PARKING AND SIGNAGE
During the Term, Sub-Subtenant, in coordination with Master Landlord and Sublandlord, as necessary, may exercise Sub-Sublandlord’s parking privileges pursuant to Section 8 of the Sublease and Section 20 of the Lease (provided the current parking rate as of the effective date of this Sub-Sublease is $330 per month) and Sub-Sublandlord’s signage privileges pursuant to Section 8 of the Sublease and Section 21 of the Lease. Sub-Subtenant shall comply with all parking standards and requirements of Section 20 of the Lease and shall make all parking permit payments when due, to Master Landlord or its designee. Any signage shall be at Sub-Subtenant’s sole expense, shall be subject to Master Landlord’s and Sublandlord’s consent as required under the Lease or Sublease, as applicable, and shall be removed by Sub-Subtenant in a manner acceptable to Master Landlord and Sublandlord prior to expiration of the Term.
9.SECURITY DEPOSIT
Upon execution of this Sub-Sublease, Sub-Subtenant shall pay to Sub-Sublandlord a security deposit in the amount of $70,626. Sub-Sublandlord may apply the security deposit to pay the cost of performing any obligation which Sub-Subtenant fails to perform within the notice and cure periods required by this Sub-Sublease, but such application by Sub-Sublandlord shall not be the exclusive remedy for Sub-Subtenant's default. If the security deposit is so applied by Sub-Sublandlord, Sub-Subtenant shall, on demand, pay the sum necessary to replenish the security deposit to its original amount. If Sub-Subtenant fully complies with each and every term of this

Sub-Sublease, the unapplied portion of the security deposit shall be returned to Sub-Subtenant within 30 days after termination of this Sub-Sublease. This security deposit may be commingled with Sub-Sublandlord's funds. Sub-Subtenant shall have no right to any interest earned on the security deposit.
10.TRANSFER
Sub-Subtenant shall not assign its interest under the Sub-Sublease or sublet all or any portion of the Premises without first obtaining Sub-Sublandlord's, Sublandlord’s and Master Landlord's prior written consent consistent with the terms and conditions of the Lease and Sublease. If Master Landlord and Sublandlord approves further subleasing or assignment by Sub-Subtenant, Sub-Sublandlord shall not unreasonably withhold its consent. No assignment or sublease shall release Sub-Subtenant from its obligations under this Sub-Sublease.
11.INDEMNIFICATION
To the fullest extent allowed by law, Sub-Subtenant shall indemnify, defend, and hold harmless Sub-Sublandlord, Sublandlord and Master Landlord and their principals, members, agents, contractors and employees (hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all claims, demands, causes of action, fines, penalties, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection with or arising from third party claims relating to:
(i)    the use or occupancy or manner of use or occupancy of the Premises by Sub-Subtenant or any person claiming under Sub-Subtenant;
(ii)    any breach by Sub-Subtenant or its employees, agents, contractors, or invitees of this Sub-Sublease;
(iii)    any activity, work, or thing done or permitted by Sub-Subtenant in or about the Premises;
(iv)    any injury or damage to person, property, or business of Sub-Subtenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Sub-Subtenant; or
(v)    any violation by Sub-Subtenant of the Americans with Disabilities Act and/or any other law, rule, code or regulation.
If any action or proceeding is brought against an Indemnified Party by reason of the foregoing, Sub-Subtenant, upon written notice from such Indemnified Party, shall defend the same at Sub-Subtenant’s expense, with counsel reasonably satisfactory to the Indemnified Party. Sub-Subtenant also shall indemnify, defend and hold the Indemnified Parties harmless from all costs, attorney’s fees, expenses and liabilities incurred in connection with any claim proceeding for which Sub-Subtenant is responsible under this Section 11.

12.DEFAULT
In the event of any failure of Sub-Subtenant to perform any obligation under this Sub-Sublease, which failure continues beyond the applicable notice and cure periods under Section 22(a) of the Lease, then Sub-Sublandlord shall have all rights and remedies allowed to Master Landlord under Section 22 of the Lease, including collection of interest on amounts due and damages. Without limiting the generality of the foregoing and without prejudice to other remedies, Sub-Sublandlord retains the right to remove Sub-Subtenant from the Premises and retake possession of the Premises, as Tenant, under the Lease, in accordance with the provisions of Section 22(b) of the Lease.
13.MISCELLANEOUS PROVISIONS
13.1    Particular Sub-Sublandlord Rights. Any provision of the Lease or Sublease granting Sublandlord or Sub-Sublandlord rights regarding (whether by way of an option, right of first refusal, first offer or first opportunity) expansion of the Premises or extension of the lease term are expressly deleted from this Sub-Sublease and shall not be deemed included within the terms of this Sub-Sublease.
13.2    Professional Fees. In the event of any litigation or other proceeding, declaratory or otherwise, arising out of this Sub-Sublease, including an action to collect or enforce a judgment or order entered in any such litigation or proceeding, the prevailing party shall be entitled to recover from the nonprevailing party reasonable attorney’s fees and costs, in an amount which will be fixed by the court. If Sub-Sublandlord engages counsel to enforce the terms of this Sub-Sublease (including, but not limited to, for the purpose of preparing a delinquency notice), Sub-Subtenant will reimburse Sub-Sublandlord for all reasonable attorneys’ fees incurred before the subject default is considered cured. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.
13.3    Notices. Notices under this Sub-Sublease shall be in writing and shall be effective when actually delivered or two days after depositing in the United States Mails, certified, return receipt requested, directed to the other party at the address first set forth above. Either party may change its address for notices by written notice to the other party. Sub-Subtenant shall deliver to Sub-Sublandlord a copy of any notice or correspondence to or from Master Landlord or Sublandlord, within 5 days after sending it or receiving it.
13.4    Complete Agreement. This Sub-Sublease constitutes the complete and final agreement of the parties with respect to the matters covered by this Sub-Sublease and supersedes and replaces all prior written and oral agreements.
13.5    Exhibits and Attachments. All Exhibits and attachments to this Sub-Sublease are a part hereof.

13.6    Counterparts. This Sub-Sublease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Pages may be transmitted by facsimile or electronically and each of will be deemed an original. The signature pages of counterpart copies may be assembled to form one instrument.

13.7    Brokers. Sub-Sublandlord and Sub-Subtenant each hereby represent and warrant that it has not dealt with any broker other than Flinn Ferguson, as Sub-Subtenant’s broker, and Kidder Mathews, as Sub-Sublandlord’s broker, in connection with this Sub-Sublease for the Premises. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty. Sub-Sublandlord shall be responsible for any commissions owed to the foregoing named brokers, subject to and in accordance with the provisions of separate agreements. This provision shall survive the expiration or sooner termination of this Sub-Sublease.

13.8    Limited Liability. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of Sub-Sublandlord nor the Sub-Subtenant be personally liable for the performance of the Sub-Sublandlord’s or Sub-Subtenant’s obligations, as applicable, under this Sub-Sublease.
13.9    Authority. Sub-Subtenant represents and warrants that it is duly formed in the State of Washington and that Subtenant has full right and authority to execute, deliver and perform this Sub-Sublease. Sub-Subtenant represents and warrants to the Sub-Sublandlord that neither its execution, delivery of performance of this Sub-Sublease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and Sub-Subtenant shall protect, defend, indemnify and hold Sub-Sublandlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from a breach of this representation and warranty by Sub-Subtenant.
13.10    Master Landlord's Consent. The effectiveness of this Sub-Sublease against the parties is conditioned upon and subject to Master Landlord's and Sublandlord’s execution of a consent of Master Landlord and Sublandlord to this Sub-Sublease. Sub-Subtenant shall deliver to Master Landlord and Sublandlord such documentation as Master Landlord or Sublandlord may reasonably require as a condition to such consent. Sub-Sublandlord and Sub-Subtenant shall use commercially reasonable efforts to obtain the Master Landlord and Sublandlord consent. If the Master Landlord and Sublandlord consent is not obtained within thirty (30) days following the execution and delivery of this Sub-Sublease by both parties, then either party may cancel this Sub-Sublease by giving written notice to the other party of its election to cancel, which cancellation shall be effective on the 15th day following such notice if the Master Landlord or Sublandlord consent is not obtained prior to the end of such 15 day period. In the event this Sub-Sublease is cancelled as aforesaid, then this Sub-Sublease shall be null and void and neither party shall have any further obligation to the other.

IN WITNESS WHEREOF, the parties have executed this Sub-Sublease as of the date first set forth above.

SUB-SUBLANDLORD:	INTEGRATED DIAGNOSTICS, INC. By: /s/ Douglas Sanders Its: Chief Financial Officer
SUB-SUBTENANT:	ACUCELA INC. By: /s/ John Gebhart Its: Chief Financial Officer

SUB-SUBTENANT ACKNOWLEDGEMENT
STATE OF Washington     )
) ss.
COUNTY OF King )
I certify that I know or have satisfactory evidence that John Gebhart is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of ACUCELA INC., a Washington corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: April 27, 2017
/s/ Katelyn Spiro
(Signature)
(Seal or stamp)
Title: Katelyn Spiro - Notary Public
Notary Public in and for the State of Washington
My appointment expires: December 4, 2019

SUB-SUBLANDLORD ACKNOWLEDGEMENT
STATE OF Washington     )
) ss.
COUNTY OF King )
I certify that I know or have satisfactory evidence that Douglas Sanders is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of INTEGRATED DIAGNOSTICS, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: April 27, 2017
/s/ Brittany Long
(Signature)
(Seal or stamp)
Title: Administrative Assistant
Notary Public in and for the State of Washington
My appointment expires: July 21, 2020

EXHIBIT A
LEASE

(See attached.)

FLOOR PLAN OF PREMISES

Schnitzer West
818 Stewart Street
[illegible]

818 Stewart - 11th Floor

EXHIBIT B
SUBLEASE
(See attached.)

SUBLEASE
DATE:    November 20, 2014

BETWEEN:	Ball Janik, LLP, an Oregon limited partnership 101 SW Main Street, Suite 1100 Portland, OR 97204 Attn: David W. Criswell (“Sublandlord”)

AND	Integrated Diagnostics, Inc., a Delaware corporation 818 Stewart Street, Suite 1100 Seattle, WA 98101 Attn: Albert Landerer (“Subtenant”)
Sublandlord leases from 818 Stewart Street Acquisition, LLC, a Delaware limited liability company (“Master Landlord”), successor-in-interest to Eight-Eighteen Stewart, LLC, a Washington limited liability company, certain premises of approximately 8,309 rentable square feet and commonly known as Suite 1110 (the “Premises”) as described in the lease dated July 19, 2010 between Master Landlord and Sublandlord, a copy of which is attached as Exhibit A (the “Lease”). Capitalized terms not otherwise defined herein shall have the meanings given in the Lease. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises upon the terms and conditions set forth in this Sublease (the “Sublease”).
THEREFORE, the parties agree as follows:
1.AGREEMENT TO SUBLEASE
Subject to Master Landlord’s written consent to the terms of this Sublease, Sublandlord hereby subleases the Premises to Subtenant and Subtenant hereby subleases the Premises from Sublandlord upon the terms and conditions set forth in this Sublease. This Sublease is and at all times shall remain subject to and subordinate to the Lease.
2.    TERM
The Term of this Sublease shall commence on the later of (a) March 1, 2015 or (b) the earlier of the following: (i) the date of substantial completion of the Tenant Improvements (ii) Tenant first making business use of the Premises and (iii) the 90th day after the date of Master Landlord’s consent to this Sublease. The Term of this Sublease shall expire, unless sooner terminated pursuant to the terms of the Lease or this Sublease, on October 30, 2020 (which Sublandlord represents and warrants is one day prior to expiration of the Lease).
3.    RENT
3.1    Base Rent. Subtenant shall pay Sublandlord rent in the following amounts per calendar month in advance beginning on the Commencement Date, and continuing on the first day of each calendar month throughout the Term:

Schedule Period	Base Rent/Mo.	Rate/Annum
Commencement Date - 2/29/16	$14,540.75	$21.00*
3/1/16 - 2/28/17	$15,233.17	$22.00
3/1/17 - 2/28/18	$15,925.58	$23.00
3/1/18 - 2/28/19	$16,618.00	$24.00
3/1/19 - 2/29/20	$17,310.42	$25.00
3/1/20 - 10/30/20	$18,002.83	$26.00
*Base Rent for months 1-3 of the Term shall be abated.
3.2    Additional Rent. Subtenant shall pay Sublandlord all additional rent, payments, and other charges required of Sublandlord under the Lease arising after and with respect to periods following the Commencement Date, when and as due, including without limitation, all Additional Rent, excluding however, any amounts payable as a result of Sublandlord’s failure to timely pay amounts due under the Lease. In the event that Sublandlord shall receive the invoices from Master Landlord, Sublandlord shall provide such invoices to Subtenant immediately and Subtenant shall pay such amounts within twenty (20) days after receipt.
3.3    Payment. All rent under this Sublease shall be paid without deduction or setoff of any kind, except as otherwise provided in this Sublease or the Lease, at the address of Sublandlord set forth above or to such other address as Sublandlord may designate in writing to Subtenant. Rent for any partial calendar month shall be prorated based on a thirty-day month.
4.    USE; COMPLIANCE WITH LEASE
4.1    Subtenant shall use the Premises for the use permitted under Section 1 of the Lease, and for no other purpose, and otherwise in full compliance with the Lease. Subtenant shall perform all duties of Sublandlord arising under the Lease after the date hereof and during the Term (other than Sublandlord’s duty to pay rent). Subtenant shall keep the Premises and other areas of the building in good condition and repair, to the extent required of Sublandlord under the Lease. Subtenant shall not act or omit to act in a manner that would cause a Sublandlord default under the Lease.
4.2    Except as expressly amended hereby, this Sublease is subject to all of the terms and conditions of the Lease. Subtenant shall not commit, nor permit to be committed on the Subleased Premises, any act or omission which would violate any term or condition of the Lease or be cause for termination of the Lease by Master Landlord. Subtenant shall in all respects comply with each and every term of the Lease arising during the Term of this Lease.

4.3    Sublandlord is not responsible for any failure of performance of the Lease by the Master Landlord, including without limitation any failure of maintenance or breach of quiet enjoyment. Sublandlord’s only obligation to Subtenant is to timely pay the rental due under the Lease, conditioned on Subtenant timely making all Sublease rental payments. In addition, if Master Landlord shall fail to perform its obligations under the Lease and such failure materially interferes with Subtenant’s occupancy or its rights hereunder, Sublandlord shall, upon written request of Subtenant, make reasonable efforts to enforce the obligations of the Master Landlord, including promptly notifying Master Landlord of its nonperformance under the Lease and requesting that Master Landlord perform its obligations under the Lease.
4.4    Sublandlord shall indemnify and hold Subtenant harmless for any loss, cost, damage and liability (including without limitation reasonable attorneys’ fees) incurred by Subtenant arising from or relating to any default under the Lease by Sublandlord (except to the extent such default is caused by Subtenant’s default hereunder) which materially adversely affects Subtenant’s use of the Premises. As of the execution date of this Sublease, Sublandlord represents and warrants that (i) neither Landlord nor Sublandlord is in default under the Master Lease; (ii) it has paid all Base Rent and Additional Rent pursuant to the Master Lease to the extent currently due; and (iii) the copy of the Lease attached hereto as Exhibit A is correct and complete and there are no agreements between Landlord and Sublandlord regarding the Premises or the Building other than as set forth in the Master Lease.
5.    TAXES, INSURANCE AND UTILITIES
Subtenant shall pay to Sublandlord, within thirty days after billing therefor by Sublandlord, the payments of Operating Costs, utilities, and other Additional Rent required pursuant to the Lease. Subtenant shall maintain the insurance required under the Lease and shall, name both Sublandlord and Master Landlord as additional insured on its insurance policy. Subtenant shall provide to Sublandlord and Master Landlord evidence of its insurance coverage in compliance with the Lease prior to the commencement date of the Term and within 30 days prior to any modification or cancellation of such insurance. Prior to the Commencement Date of the Term Subtenant shall give Sublandlord and Master Landlord a certificate from the insurance company which shall contain a written agreement from the insurance company that the insurance company shall give notice to Sublandlord and Master Landlord within 30 days prior to any modification or cancellation of such insurance.
6.    INTENTIONALLY OMITTED.
7.    CONDITION OF PREMISES; FURNITURE; ALLOWANCE; AND TRADE FIXTURES
7.1    AS-IS. Subtenant accepts the Premises AS IS. Subtenant acknowledges and agrees that neither Sublandlord nor Master Landlord has undertaken any obligation to make or agreed to make any alteration or improvements to the Subleased Premises for Subtenant’s use or occupancy thereof.

7.2    Furniture. Subtenant shall have the use of all furniture in the Premises (including conference furniture, workstations, file cabinets, chairs and AV equipment) that constitutes Tenant’s Property (as defined in the Lease) during the term of the Sublease at no additional charge with respect to Tenant’s Property set forth on Exhibit B. Subtenant shall keep such Tenant’s Property in good condition and repair, and Sublandlord shall have no responsibility for the same. Subtenant shall, prior to expiration of the Term, at Subtenant’s expense, remove from the Premises all items installed in the Premises by Subtenant and required to be removed under Sections 18 and 19 of the Lease (including without limitation all Tenant’s Property, any personal property of Subtenant or its employees, and any Alterations and Lines installed by Tenant that Master Landlord requires to be removed), and otherwise leave the Premises in the condition required as of expiration or termination of the Lease. Provided Subtenant has complied with these requirements, following the expiration of the Term Sublandlord will transfer title the above referenced Tenant’s Property (i.e., all furniture in the Premises) to Subtenant and execute an “AS IS” bill of sale for $1.
7.3    Allowance.    Sublandlord shall provide Subtenant with a tenant improvement allowance of up to $5/RSF of the Premises (“Allowance”), which Tenant shall apply toward its pre-move in improvements to the Premises (“Tenant Improvements”). Sublandlord shall pay the Allowance after completion of the Tenant Improvements, upon presentation of paid invoices in or exceeding the amount of the Allowance together with a final mechanics lien waiver from Tenant’s contractor. If Sublandlord shall fail to pay any amounts of the Allowance as and when due hereunder, Subtenant shall have the right to offset such amounts from Base Rent next due under this Sublease.
7.4    Alterations. In the event Subtenant desires to alter or improve the Premises in any way (including the Tenant Improvements), Subtenant shall first obtain Sublandlord’s and Master Landlord’s prior written consent to any such alteration or improvement, as and to the extent such consent is required by the Lease, and any such alterations or improvements shall be made in accordance with the Lease.
7.5    Risk of Loss. Subtenant shall be fully responsible for and shall assume all risk of loss of its personal property, furniture, fixtures, equipment, and furnishings in the Premises.
7.6    Casualty and Condemnation. Subtenant shall have all right of Sublandlord as tenant under the Lease in the event of fire or other casualty, including, without limitation all rental abatement and termination rights as provided in Articles 13 and 14.
8.    PARKING AND SIGNAGE
During the Term, Subtenant, in coordination with Master Landlord, may exercise Sublandlord’s parking privileges pursuant to the Section 20 of the Lease and its signage privileges pursuant to Section 21 of the Lease. Subtenant shall comply with all parking standards and requirements of Section 20 of the Lease and shall make all parking permit payments when due, to Master Landlord or its designee. Any signage shall be at Subtenant’s sole expense, shall be subject to Master Landlord’s consent as required under the Lease, and shall be removed by Subtenant in a manner acceptable to Master Landlord prior to expiration of the Term.

9.    SECURITY DEPOSIT
Upon execution of this Sublease, Subtenant shall pay to Sublandlord a security deposit in the amount of $28,458.33. Sublandlord may apply the security deposit to pay the cost of performing any obligation which Subtenant fails to perform within the notice and cure periods required by this Sublease, but such application by Sublandlord shall not be the exclusive remedy for Subtenant’s default. If the security deposit is so applied by Sublandlord, Subtenant shall, on demand, pay the sum necessary to replenish the security deposit to its original amount. If Subtenant fully complies with each and every term of this Sublease, the unapplied portion of the security deposit shall be returned to Subtenant within 30 days after termination of this Sublease. This security deposit may be commingled with Sublandlord’s funds. Subtenant shall have no right to any interest earned on the security deposit.
10.    TRANSFER
Subtenant shall not assign its interest under the Sublease or sublet all or any portion of the Premises without first obtaining Sublandlord’s and Master Landlord’s prior written consent consistent with the terms and conditions of the Lease. If Master Landlord approves further subleasing or assignment by Subtenant, Sublandlord shall not unreasonably withhold its consent. No assignment or sublease shall release Subtenant from its obligations under this Sublease.
11.    INDEMNIFICATION
To the fullest extent allowed by law, Subtenant shall indemnify, defend, and hold harmless Sublandlord and Master Landlord and their principals, members, agents, contractors and employees (hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all claims, demands, causes of action, fines, penalties, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection with or arising from third party claims relating to:
(i)    the use or occupancy or manner of use or occupancy of the Premises by Subtenant or any person claiming under Subtenant;
(ii)    any breach by Subtenant or its employees, agents, contractors, or invitees of this Sublease;
(iii)    any activity, work, or thing done or permitted by Subtenant in or about the Premises;
(iv)    any injury or damage to person, property, or business of Subtenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Subtenant; or
(v)    any violation by Subtenant of the Americans with Disabilities Act and/or any other law, rule, code or regulation.

If any action or proceeding is brought against an Indemnified Party by reason of the foregoing, Subtenant, upon written notice from such Indemnified Party, shall defend the same at Subtenant’s expense, with counsel reasonably satisfactory to the Indemnified Party. Subtenant also shall indemnify, defend and hold the Indemnified Parties harmless from all costs, attorney’s fees, expenses and liabilities incurred in connection with any claim proceeding for which Subtenant is responsible under this Section 11.
12.    DEFAULT
In the event of any failure of Subtenant to perform any obligation under this Sublease, which failure continues beyond the applicable notice and cure periods under Section 22(a) of the Lease, then Sublandlord shall have all rights and remedies allowed to Master Landlord under Section 22 of the Lease, including collection of interest on amounts due and damages. Without limiting the generality of the foregoing and without prejudice to other remedies, Sublandlord retains the right to remove Subtenant from the Premises and retake possession of the Premises, as Tenant, under the Lease, in accordance with the provisions of Section 22(b) of the Lease.
13.    MISCELLANEOUS PROVISIONS
13.1    Particular Sublandlord Rights. Any provision of the Lease granting Sublandlord rights regarding (whether by way of an option, right of first refusal, first offer or first opportunity) expansion of the Premises or extension of the lease term are expressly deleted from this Sublease and shall not be deemed included within the terms of this Sublease.
13.2    Professional Fees. In the event of any litigation or other proceeding, declaratory or otherwise, arising out of this Sublease, including an action to collect or enforce a judgment or order entered in any such litigation or proceeding, the prevailing party shall be entitled to recover from the nonprevailing party reasonably attorney’s fees and costs, in an amount which will be fixed by the court. If Sublandlord engages counsel to enforce the terms of this Sublease (including, but not limited to, for the purpose of preparing a delinquency notice), Subtenant will reimburse Sublandlord for all attorneys’ fees incurred before the subject default is considered cured. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.
13.3    Notices. Notices under this Sublease shall be in writing and shall be effective when actually delivered or two days after depositing in the United States Mails, certified, return receipt requested, directed to the other party at the address first set forth above. Either party may change its address for notices by written notice to the other party. Subtenant shall deliver to Sublandlord a copy of any notice or correspondence to or from Master Landlord, within 5 days after sending it or receiving it.
13.4    Complete Agreement. This Sublease constitutes the complete and final agreement of the parties with respect to the matters covered by this Sublease and supersedes and replaces all prior written and oral agreements.

13.5    Master Landlord’s Consent. The effectiveness of this Sublease against the parties is conditioned upon and subject to Master Landlord’s execution of a consent of Master Landlord to this Sublease. Subtenant shall deliver to Master Landlord such documentation as Master Landlord may reasonably require as a condition to such consent. Sublandlord and Subtenant shall use commercially reasonable efforts to obtain the Master Landlord consent. If the Master Landlord consent is not obtained within thirty (30) days following the execution and delivery of this Sublease by both parties, then either party may cancel this Sublease by giving written notice to the other party of its election to cancel, which cancellation shall be effective on the 15th day following such notice if the Master Landlord consent is not obtained prior to the end of such 15 day period. In the event this Sublease is cancelled as aforesaid, then this Sublease shall be null and void and neither party shall have any further obligation to the other.
IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.
SUBLANDLORD:    BALL JANIK LLP
By: /s/ David W Criswell
Its: Managing Partner
SUBTENANT:    INTEGRATED DIAGNOSTICS, INC.
By: /s/ Douglas Sanders
Its: Chief Financial Officer

TENANT ACKNOWLEDGEMENT
STATE OF OREGON     )
    ) ss.
COUNTY OF MULTNOMAH    )
I certify that I know or have satisfactory evidence that David W. Criswell is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Managing Partner of BALL JANIK, LLP, an Oregon limited liability partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: November 24, 2014
/s/ Stuart E. Wylen
(Signature)
(Seal or stamp)
Title: Legal Assistant
Notary Public in and for the State of Oregon
My appointment expires: March 24, 2017

SUBTENANT ACKNOWLEDGEMENT
STATE OF WASHINGTON)
    ) ss.
COUNTY OF KING)
I certify that I know or have satisfactory evidence that Douglas Sanders is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Chief Financial Officer of INTEGRATED DIAGNOSTICS, INC., a Delaware Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: November 20, 2014
/s/ Sherri L. Candelario
(Signature)
(Seal or stamp)
Title: Director of BD, IP and Contract Mgmt.
Notary Public in and for the State of WA
My appointment expires: August 5, 2016

EXHIBIT A
Master Lease

818 STEWART
OFFICE LEASE
Landlord
EIGHT-EIGHTEEN STEWART, LLC,
a Washington limited liability company
Tenant
BALL JANIK LLP,
an Oregon limited liability partnership

TABLE OF CONTENTS
1.    BASIC LEASE TERMS
2.    PREMISES, PROJECT AND COMMON AREAS
3.    TERM
4.    RENT
5.    OPERATING COSTS
6.    INTENTIONALLY DELETED
7.    USE; PROHIBITED USES; HAZARDOUS SUBSTANCES
8.    ALTERATIONS; TENANT’S PROPERTY; LIENS
9.    REPAIRS AND MAINTENANCE
10.    ENTRY BY LANDLORD
11.    UTILITIES AND SERVICES
12.    ASSIGNMENT AND SUBLETTING
13.    DAMAGE OR DESTRUCT1ON
14.    EMINENT DOMAIN
15.    INSURANCE
16.    INDEMNIFICATION
17.    SUBORDINATION; ESTOPPEL CERTIFICATES
18.    SURRENDER; HOLDOVER
19.    TELECOMMUNICATIONS EQUIPMENT
20.    PARKING
21.    SIGNAGE
22.    DEFAULTS AND REMEDIES
23.    EXPANSION RIGHTS
24.    MISCELLANEOUS
EXHIBITS
Exhibit A:    Legal Description of Property
Exhibit B:    Floor Plan of Premises
Exhibit C:    Work Letter Agreement
Exhibit C-1:    Conceptual Plans
Exhibit C-2:    Work Schedule
Exhibit D:    Standards for Utilities and Services
Exhibit E:    Project Rules and Regulations
Exhibit F:    Parking Rules and Regulations
Exhibit G:    Lease Confirmation
Exhibit H:    Form of SNDA
Exhibit I:    Form of Estoppel Certificate
Exhibit J:    Prohibited Uses

1.BASIC LEASE TERMS
(a)    PROJECT/PREMISES:
Project Name:    818 Stewart

Project Address:	818 Stewart Street Seattle, Washington 98101
Floor(s):    Eleven
Suite(s):    1110
Rentable Area of
Premises:    Approximately 8.309 Rentable Square Feet*
Rentable Area of Project:    Approximately 232,123 Rentable Square Feet
Tenant’s Percentage:    Approximately 3.6% of Project*

(b)
TERM OF LEASE:    Commencing on the Commencement Date determined pursuant to Section 3 below and expiring on the date one hundred twenty (120) months thereafter. The Estimated Commencement Date is November 1, 2010.

(c)    BASIC RENT:

Lease Months			Basic Rent (per month)	Per Rentable Square Feet (Annual)
1	to	12	$0.00	$23.00
13	to	24	$16,444.90*	$23.75
25	to	36	$16,964.21*	$24.50
37	to	48	$17,483.52*	$25.25
49	to	60	$18,002.83*	$26.00
61	to	72	$18,522.15*	$26.75
73	to	84	$19,041.46*	$27.50
85	to	96	$19,560.77*	$28.25
97	to	108	$20,080.08*	$29.00
109	to	120	$20,599.40*	$29.75
*subject to revision based upon the measurement of Rentable Square Feet of space of the Premises pursuant to Section 2(a) below.
**Basic Rent for months 1-12 to be abated pursuant and subject to Section 4(b) below.

(d)    PREPAID RENT: $16,444.90 applicable to Basic Rent for Month 13.
(e)    SECURITY DEPOSIT: None
(f)    TENANT’S USE OF THE PREMISES: General office and other legally permitted ancillary uses consistent with a Class A office project in the Seattle CBD.
(g)    LEASING BROKER(S)/AGENTS:
Landlord’s Leasing Broker/Agent: None
Tenant’s Leasing Broker/Agent: CB Richard Ellis, Inc.
(h)    PARKING: 10 monthly permits to park automobiles in the Project garage on a non-exclusive unreserved basis pursuant to the terms of Section 20 and Exhibit F.
(i)    ADDRESSES FOR NOTICES:
(i)    Landlord:
Eight-Eighteen Stewart, LLC
c/o Schnitzer West, LLC
818 Stewart Street, Suite 700
Seattle, WA 98101
Attn: 818 Stewart Asset Management
With a Copy to:
Jennifer Cobb
Jameson Babbitt Stites & Lombard, P.L.L.C.
999 Third Avenue, Suite 1900
Seattle, WA 98104
(ii)    Tenant:
Bali Janik LLP
101 SW Main Street Suite 1100
Portland, OR 97204
Attn: Terri Fuhrman
(iii)    Service of process may be served upon the registered agent and registered office maintained by Tenant in the State of Washington or, if no such registered agent or registered office is required or maintained, service of process may be made upon Tenant at the Premises in accordance with Washington law.
2.    PREMISES, PROJECT AND COMMON AREAS

(a)    Landlord hereby leases to Tenant and Tenant leases from Landlord, those certain premises (the “Premises”) described in Section 1(a) and depicted on the Floor Plan attached hereto as Exhibit B; provided, that the actual Rentable Area of the Premises shall be determined by Landlord upon the completion of the “Tenant Improvements” in and to the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit C. Until such actual determination is made by Landlord, the Rentable Area of the Premises as shown in Section 1(a) shall control. The terms “Rentable Area” and “Rentable Square Feet” as used in this Lease are as defined in the Building Owner’s and Manager’s Association publication ANSI Z65.1 1996 (“BOMA”) and shall include a load factor for the Common Areas (as defined below) determined by BOMA. Notwithstanding the above, in the event of a change in the Project or Building which results in a corresponding change in the Rentable Square Feet thereof, Landlord shall have the right to re-measure the Rentable Square Feet in the Project and/or Building in accordance with BOMA and to make appropriate adjustments in the Tenant’s Percentage and other provisions of this Lease which are affected by such re-measurement; provided, however, that no such adjustments shall materially increase Rent payable by Tenant under this Lease. Within ten (10) business days after request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an amendment to this Lease confirming any modifications required by reason of any re-measurement made pursuant to this Section 2(a).
(b)    The Premises are located in the project identified in Section 1(a) (the “Project”) and situated on the real properly (the “Property”) legally described on Exhibit A attached hereto. The Project is presently comprised of an office tower, retail stores and a parking garage, together with the Common Areas and other facilities. The Project may be increased to include additional development on adjacent land, which development may include, without limitation, mixed use condominium and/or other components. Tenant agrees and acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Project or the Premises or the suitability of the Project or the Premises for the conduct of Tenant’s business. Except for any work to be performed by Landlord pursuant to the Work Letter Agreement, Tenant accepts the Project and Premises in their “AS IS” condition.
(c)    “Tenant’s Percentage,” as estimated in Section 1(a), shall equal a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of Project. Notwithstanding the above, Landlord shall have the right, but not the obligation, in accordance with sound management principles, to reasonably and equitably adjust Tenant’s Percentage with respect to specific Operating Costs (as defined below) so as to cause such specific costs to be payable proportionately by those tenants, or over such areas, benefited by the same.
(d)    Tenant shall have the nonexclusive right to use those areas of the Project to the extent provided from time to time for the common use of tenants and occupants of the Project (the “Common Areas”), including, without limitation entrances, lobbies, public restrooms, patios, shared conference rooms, elevators, stairways, driveways, fitness facilities, loading docks, garages, parking areas and similar areas and facilities appurtenant to and benefiting the Project as a whole. Use of the Common Areas by Tenant, its employees, agents and invitees shall at all times be subject to the rules and regulations described below.

(e)    Landlord reserves all rights respecting the Property, Project and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (i) change the name and/or street address upon thirty (30) days notice to Tenant; (ii) make changes to the Common Areas; (iii) close temporarily all or any portions of the Project; (iv) alter, relocate, remove or expand, any structures and/or improvements; (v) grant any party the exclusive right to conduct any business or render any service; (vi) subdivide the Property or the Project and transfer any portion thereof (and, upon such transfer, the portion transferred shall be removed from the definition of Property and/or Project, as applicable); (vii) after the boundaries of the Property or the Project; (viii) grant easements and dedications for public use; and (ix) install and maintain pipes, ducts, conduits, wires and structural elements of or within the Project and/or Premises; provided, however, in connection with Landlord’s voluntary exercise of such rights, Landlord shall not materially interfere with Tenant’s rights under this Lease.
(f)    Landlord will cause the Premises and the Project (excluding any alterations made or required by Tenant or other matters relating solely to Tenant’s use of or business in the Premises) to be in compliance with all federal, state and local laws and regulations, including without limitation, the Americans with Disabilities Act, as in effect at the applicable vesting time of the component permits.

3.    TERM
(a)    The “Commencement Date” shall be the later to occur of (i) the Estimated Commencement Date set forth in Section 1(b) above, or (ii) the date the Premises are tendered to Tenant with the improvements to be constructed or installed by Landlord pursuant to the Work Letter Agreement substantially complete (as the term “substantially complete” is defined in the Work Letter Agreement). The term of this Lease shall be for the period designated in Section 1(b), commencing on the Commencement Date and ending on the expiration of such period (hereinafter “Term” or “Lease Term”). The terms and provisions of this Lease relating to construction of the Premises and Tenant Improvements and other pre-Commencement Date issues shall be effective as of the Effective Date.
(b)    Landlord shall use good faith efforts to tender the Premises to Tenant as required hereunder on or before the Estimated Commencement Date specified in Section 1(b); provided, that failure of Landlord to do so by such date shall not render this Lease void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from such failure. Notwithstanding the above, in the event Landlord is not able to deliver the Premises to Tenant on the Estimated Commencement Date, or any date thereafter, due to a Tenant Delay (as defined in Exhibit C), then the Commencement Date shall be deemed to have occurred on the date on which the Landlord would have been able to deliver the Premises to the Tenant absent the Tenant Delay. If the Commencement Date has not occurred within two (2) years after the Effective Date, Landlord shall have the right to terminate the Lease upon prior notice to Tenant at any time thereafter until Landlord tenders possession of the Premises to Tenant.

(c)    Notwithstanding the above, in the event Landlord has not delivered the Premises to Tenant substantially complete by the Estimated Commencement Date, then Landlord shall pay to Tenant delay fees equal to $525.00 per day of delay beyond the Estimated Commencement Date for a maximum of sixty (60) days or until the Premises are delivered to Tenant, whichever is earlier; provided, however, the Estimated Commencement Date shall be extended by one day for each day of delay in completion of the Premises resulting from any Tenant Delay or delays beyond Landlord’s reasonable control, and Landlord shall not be required to pay any of the above per diem delay payments during any such extended period. In addition, in the event Landlord has not delivered the Premises to Tenant by January 1, 2011, (the “Outside Delivery Date”), then either party shall have the right to terminate this Lease upon thirty (30) days prior written notice to the other; provided, however, the Outside Delivery Date shall be extended one (1) day for each day of delay in delivery that results from a Tenant Delay. Upon such termination, neither party shall have further liability hereunder (other than Landlord’s obligation to pay delay damages as set forth above for a maximum of sixty (60) days). Except as expressly contemplated above in this Subsection (c), Landlord shall not be liable to Tenant or any other party, nor shall Tenant have any recourse against Landlord, for any direct or indirect damages as a result of Landlord’s failure to deliver the Premises to Tenant within the time periods contemplated herein and/or in Exhibit C.
(d)    Landlord shall use good faith efforts to inform Tenant of the scheduled Commencement Date at least ten (10) days prior to such date. Upon ascertaining the Commencement Date, Landlord shall deliver to Tenant a written confirmation in the form attached hereto as Exhibit G (the “Lease Confirmation”) and Tenant shall promptly execute and return the same to Landlord.
(e)    Landlord agrees to use commercially reasonable efforts to allow Tenant and its contractors limited and scheduled access to the Premises during the twenty (20) day period prior to the Commencement Date for installation of Tenant’s furniture, fixtures, cabling and equipment; provided, that such early entry by Tenant shall in no way materially interfere with or cause delays in Landlord’s construction. Tenant shall be deemed to have waived and released Landlord, its agents, employees and contractors from and with respect to any personal injury or property damage resulting from, during or in connection with such early access by Tenant except to the extent resulting from the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant’s early access shall be subject to the terms and conditions of this Lease (including without limitation any required insurance coverage) except that Tenant shall not be required to pay Rent or Operating Costs during or with respect to such early access period.
(f)    Tenant shall have the one-time right to terminate this Lease effective as of the last day of the 60th month of the initial Lease Term (“Early Termination Date”) by giving Landlord written notice of such election not later than the last day of the 48th month of the initial Lease Term and by paying Landlord, simultaneously with its written election to terminate the Lease, a termination fee in a lump sum equal to $75.88 per Rentable Square Foot of the Premises (the “Termination Fee”). Payment of the Termination Fee as required above shall be a condition to Tenant’s right to terminate this Lease pursuant to this Subsection 3(e). In the event Tenant elects to terminate pursuant to this Subsection 3(f), Tenant shall vacate and surrender the Premises to Landlord as required by Section 18 below on or before the Early Termination Date. The termination right pursuant to this Subsection 3(f) is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the Tenant named above or its Permitted Transferees (as defined in Subsection 12(e) below.
(g)    Landlord hereby grants Tenant the right to extend the term of the Lease for one (1) period of five (5) years (the “Extended Term”) on the same terms and conditions contained in the Lease, except that (i) Basic Rent for the Extended Term shall be as set forth hereinbelow, and (ii) no additional options to extend shall apply following the expiration of the Extended Term. Written notice of Tenant’s exercise of its option to extend (“Option to Extend”) the Term of this Lease must be given to Landlord no later than the date twelve (12) months, and no earlier than the date fourteen (14) months, prior to the date the Term of the Lease would otherwise expire. If Tenant is in Default under this Lease then Tenant shall have no right to extend the Term of this Lease; provided, however that the period of time within which said option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise said option because of such Default. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Basic Rent shall be adjusted as of the commencement date of the Extended Term as follows:
(i)    Within thirty (30) days after exercise of its Option to Extend by Tenant, Landlord shall provide Tenant with Landlord’s determination of the fair market Basic Rent for the Extended Term, including periodic increases as dictated by the current market (“Landlord’s Determination of Basic Rent for Extended Term”). Tenant shall provide notice to Landlord within fifteen (15) business days after receipt of such notice from Landlord as to whether Tenant accepts Landlord’s Determination of Basic Rent for Extended Term. In the event Tenant does not agree to Landlord’s Determination of Basic Rent for Extended Term, Landlord and Tenant shall attempt to agree upon Basic Rent for the Premises for the Extended Term, such rent to be the “Fair Market Basic Rent” for the Extended Term, as defined in Subsection (iii) below. If the parties are unable to agree upon the Basic Rent for the Extended Term by the date three (3) months prior to the commencement of the Extended Term, then within thirty (30) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten (10) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Basic Rent for the Extended Term. If a party does not appoint an appraiser within thirty (30) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Basic Rent for the Extended Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Basic Rent for the Extended Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Basic Rent for the Extended Term. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Circuit Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Party.

(ii)    Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set Basic Rent for the Extended Term. If a majority of the appraisers are unable to set Basic Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Basic Rent for the Premises during the Extended Term. If, however, the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded, if only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be Basic Rent for the Premises during the Extended Term.
(iii)    For purposes of the appraisal, the term “Fair Market Basic Rent” shall mean an amount equal to one hundred percent (100%) of the rental that a ready and willing tenant would pay, as of the commencement date of the Extended Term, as a base rent to a ready and willing landlord of premises in Class A office projects in the Seattle CBD of comparable size, quality and level of improvement, if such premises were exposed for lease on the open market for a reasonable period of time; including any rent increases over the Extended Term to the extent normal under then current market conditions. There shall be no deductions or adjustments to such Fair Market Basic Rent for or with respect to tenant concessions, including without limitation, tenant improvement allowances, commissions, tree rent and/or “downtime”.
(iv)    Notwithstanding the above, in the event Tenant timely and properly exercises the Option to Extend, Landlord will provide Tenant a refurbishment allowance (“Extension Refurbishment Allowance”) equal to $7.50 per Rentable Square Foot of the Premises to reimburse Tenant for the cost of repainting, re-carpeting and other approved improvements made by Tenant within the first twelve (12) months of the Extended Term. The Extension Refurbishment Allowance shall be payable by Landlord within thirty (30) days after receipt by Landlord of a written request from Tenant and invoices or receipts for such improvement costs completed by Tenant in the Premises, together with lien releases for any such work for which reimbursement is requested; provided that such request is made no later than the end of the fifteenth (15th) month of the Extended Term. The Extension Refurbishment Allowance shall constitute the entirety of Landlord concessions associated with the Extended Term.
(v)    The Option to Extend granted hereunder is personal to the Tenant named above and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the Tenant named above or its Permitted Transferees (as defined in Subsection 12(e). Within ten (10) business days after final determination of Fair Market Basic Rent for the Extended Term as contemplated above, Landlord and Tenant shall enter into an amendment to this Lease extending the Term of this Lease on the terms and conditions set forth above.
4.    RENT

(a)    Tenant agrees to pay Landlord “Basic Rent” in the amounts set forth in Section 1(c) in advance on the first calendar day of each month during the Term; provided, that if the Term commences or ends on a day other than the first or last day of a calendar month, Basic Rent for such partial calendar month shall be prorated by the number of days this Lease is in effect during such calendar month. In addition to Basic Rent, Tenant agrees to pay Tenant’s Percentage of Operating Costs (as such term is hereinafter defined), parking charges and all other sums required by this Lease (all such sums other than Basic Rent are referred to as “Additional Rent”). Any reference to “Rent” or “Rental” in this Lease shall mean Basic Rent and Additional Rent. All Rent shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Section 1(i) or to such other person or at such other place as Landlord may from time to time designate in writing.
(b)    Notwithstanding the schedule of Basic Rent set forth in Subsection 1(c), Basic Rent shall be abated for the first twelve (12) months of the Lease Term.
(c)    In the event Tenant fails to pay any installment of Rent within five (5) days of when due, Tenant shalt pay to Landlord, as Additional Rent, a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. Additionally, any installment of Rent, including late fees, not paid within thirty (30) days of when due shall bear interest from the date due until paid at 12% per annum (“Default Rate”), which interest shall be payable by Tenant to Landlord on demand.
(d)    Simultaneously with execution of this Lease, Tenant shall pay Landlord the Prepaid Rent identified in Section 1(d) to be applied to Basic Rent payable by Tenant for the period identified in such Section 1(d).
5.    OPERATING COSTS
(a)    Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Operating Costs pursuant to this Section 5, utilizing the following definitions:
(i)    “Operating Costs’ means all costs and expenses which, in accordance with generally accepted accounting and/or property management practices, would be considered an expense of owning, maintaining, operating, managing, replacing, repairing or restoring the Property, Project and all parts thereof including, without limitation the Common Areas, parking facilities and garage and/or the personal property used in conjunction therewith, including without limitation the following:
(1)    All taxes, fees and assessments, whether general or special, levied or imposed on or assessed against or with respect to all or any portion of the Property, Project, Common Areas or personal property used in connection with the Protect; any taxes levied or assessed in addition to or in lieu of such real property or personal property taxes; any tax on or measured by Rentals received from the Project; other costs levied or assessed by or at the direction of, any federal, state, or local governmental authority in connection with the use or occupancy of the Project, Premises, Common Areas or any portion thereof; and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes (collectively, “Taxes”). Notwithstanding the above, Taxes hereunder shall not include federal and state income, business and occupation, franchise, capital stock, transfer, estate or inheritance taxes.
(2)    The costs of utilities, services, supplies, equipment and materials;
(3)    The amortized cost of capital repairs, improvements and replacements which are (A) made subsequent to the initial development of the Project and designed with a reasonable probability of improving the operating efficiency of the Project, or some part thereof; (B) reasonably responsive to requirements imposed with respect to the Protect under any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation (“law”), or any new law, or any interpretation of a law (“new interpretation”) which amendment, law or new interpretation is adopted or arose after the Effective Date; or (C) reasonable and necessary to adequately maintain or protect the Project and/or Common Areas in a Class “A” condition. For the purposes of this Lease, a “new interpretation” shall mean any interpretation, enforcement or application of a law enacted prior to the Effective Date which imposes requirements with respect to the Project that Landlord, in the exercise of sound business judgment and good faith at the time of Landlord’s execution of this Lease, would not have deemed applicable to the Project;
(4)    Premiums for liability, casualty, all-peril, extended coverage, rental interruption and other insurance Landlord maintains or keeps in force on or with respect to the Property, Project, and/or the Common Areas, and commercially reasonable deductibles payable in connection therewith;
(5)    Cost of compliance with traffic management plans; licenses, permits, and inspection fees;
(6)    Reasonable management fees not to exceed four percent (4%) of gross receipts of the Project in any Lease Year, together with costs incurred in the operation of a management office at or relating to the Project, including, but not limited to rent and utilities with respect thereto;
(7)    Compensation (including employment taxes and fringe benefits) of persons who perform regular and recurring duties connected with the management, operation, maintenance, repair or replacement of the Project (and all parts thereof), including without limitation the asset managers, engineers, janitors, security personnel, concierge, and landscapers, which compensation shall be reasonably allocated to the Project with respect to any such parties not performing full-time duties at or with respect to the Project; and
(8)    Assessments or charges pursuant to condominium documents or other documents of record.

(ii)    Notwithstanding the foregoing, Operating Costs hereunder shall not include:
(1)    Charges for electricity, water or other utilities or services and applicable taxes to the extent Tenant is obligated to pay the same directly pursuant to other provisions of this Lease, or to the extant any other tenant, occupant, person or other party directly reimburses Landlord (other than as an Operating Cost or on the basis of its proportionate share thereof);
(2)    Commissions, tenant improvements, advertising and other expenses incurred in connection with leasing space in the Project
(3)    Depreciation and costs required to be capitalized in accordance with generally accepted accounting practices, except for amortization of capital costs as provided above;
(4)    Costs for which Landlord is entitled to receive reimbursement from Landlord’s insurer, under warranty or by other third party;
(5)    Mortgage interest and principal;
(6)    The cost of initial design and constriction of the Project and repair of defects associated therewith;
(7)    Costs, fines or penalties incurred due to violation by Landlord of any applicable law;
(8)    Any cost representing an amount paid to a person, firm, corporation or other entity controlled by or related to Landlord to the extent in excess in any material respect of the amount which would have been paid in an arms-length negotiation under then-current market conditions;
(9)    Landlord’s general overhead except to the extent reasonably attributable and allocated, if appropriate, to the operation and management of the Project;
(10)    Costs of acquiring and securing sculptures, paintings and other works of art (collectively, “Art Work”), except that Landlord shall be allowed to include as Operating Costs such as costs for Art Work that is reasonably consistent with the overall quality of the Project;
(11)    Costs of repairs, restoration, replacements or other work occasioned by fire or other casualty or condemnation except for commercially reasonable deductibles;
(12)    Costs arising from the negligence or willful misconduct of Landlord, its agents, employees or contractors or the act of any other tenant in the Building,

or any other tenant’s agents, employees, licensees or invitees to the extent Landlord has the right to recover the applicable cost from such person;
(13)    Costs and expenses incurred with respect to the providing of services, utilities or the use of Building facilities or other benefits to other tenants of the Project to the extent the same are materially greater in quantity or cost than those offered to Tenant;
(14)    Costs incurred in connection with the sale, financing, refinancing, mortgaging, or change of ownership of the Building, including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges;
(15)    Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;
(16)    Costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting lees (except accounting fees to the extent relating solely to the ownership and operation of the Building);
(17)    Costs of items properly classified as capital expenditures in accordance with generally accepted accounting principles except to the extent allowed pursuant to Section 5(a)(i)(3) above;
(18)    Except for short term rentals of equipment that is not customarily purchased, lease payments for rental equipment (other than equipment for which depreciation is properly chargeable as Operating Costs) which would constitute a capital expenditure if the equipment were purchased;
(19)    Rent for the on-site management office to the extent such space is in excess of 3,500 square feet of Rentable Area;
(20)    Costs or expenses of utilities to the extent directly metered to tenants of the Building and payable separately by such tenants;
(21)    Increased insurance premiums assessed to or directly against any tenant of the Project or for which Landlord receives reimbursement from any other tenant;
(22)    Moving expense costs of tenants of the Building;
(23)    Advertising and promotional costs associated with the leasing of the Building and costs of specialty signage solely identifying the owners of the Building or any specific office tenant of the Building (other than a tenant whose name is included in the name of the Project);

(24)    Electric power costs to the extent any tenant directly contracts with the local public service company;
(25)    The cost of any one-time “tap fees” or lump sum sewer or water connection tees for the Building payable in connection with the initial construction of the Building;
(26)    Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building;
(27)    Bad debt expenses, payments of principal, interest, late fees, prepayment fees or other charges on any debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Property or the Building (or any portion thereof) now or in the future, rental concessions or negative cash flow guaranties, or rental payments under any ground or underlying lease or leases;
(28)    All items and services for which Tenant pays directly to third parties;
(29)    Costs of the initial installation of any specialty services operated by Landlord, including, without limitation, any luncheon club, athletic facility, concierge, or retail facility;
(30)    Any amounts expended to remediate or as a result of Hazardous Substances not introduced by Tenant; and
(31)    Charitable or political contributions.
(iii)    “Lease Year” shall mean the twelve-month period commencing January 1 and ending December 31,
(iv)    “Actual Operating Costs” shall mean the actual Operating Costs paid or incurred during or with respect to any Lease Year.
(v)    “Estimated Operating Costs” shall mean Landlord’s estimate of Actual Operating Costs for an applicable Lease Year.
(b)    Prior to or within a reasonable period of time after the Commencement Date, and prior to the beginning of each Lease Year thereafter, Landlord shall furnish Tenant a written statement of the Estimated Operating Costs for such Lease Year and Tenant’s Percentage of such Estimated Operating Costs. Tenant shall pay monthly, on the same date and in the same manner as Basic Rent, an amount equal to one-twelfth (1/12) of Tenant’s Percentage of Estimated Operating Costs for such Lease Year. If of any time or limes during a Lease Year, Landlord determines that Actual Operating Costs for such year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Costs for such Lease Year and Tenant shall thereafter pay Estimated Operating Costs based upon such revised estimate.

(c)    Within ninety (90) days after the end of each Lease Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement (“Annual Statement”) setting forth the Actual Operating Costs for the preceding Lease Year and Tenant’s Percentage of the same. If such Annual Statement shows that Tenant’s Percentage of Actual Operating Costs for a Lease Year exceeds the Estimated Operating Costs paid by Tenant to Landlord pursuant to Subsection 5(b) for such Lease Year, Tenant shall pay the full amount of such excess to Landlord, as Additional Rent, within thirty (30) days after receipt of the Annual Statement by Tenant, whether during the Lease Term or after the expiration or earlier termination of the Lease, as the case may be. If the Annual Statement shows Tenant’s Percentage of Actual Operating Costs to be less than the Estimated Operating Costs paid by Tenant for such Lease Year, the amount of such overpayment by Tenant shall be credited by Landlord to the next payment of Base Rent and Operating Costs payable by Tenant, or if after the expiration or earlier termination of this Lease, shall be paid to Tenant within thirty (30) days after Landlord’s delivery of the final statement for the Lease Year in which the Lease expired or was terminated. If Tenant fails to object in writing to any Annual Statement (which written objection shall set forth in reasonable detail the basis for Tenant’s objection) within ninety (90) days after receipt of the same by Tenant, Tenant shall be deemed to have conclusively accepted the calculation and amounts of Tenant’s Percentage of Actual Operating Costs set forth in the Annual Statement, and Tenant shall be deemed to have waived its rights to object to such statement, or the matters set forth therein.
(d)    So long as Tenant is not in default of this Lease, Tenant shall have the right, upon not less than twenty (20) business days written request, to review and/or audit Landlord’s records concerning Operating Costs for the immediately prior calendar year, which request must be delivered within ninety (90) days after the date the Annual Statement of Operating Costs is delivered to Tenant (and if Tenant fails to request such review within said ninety (90) days period, Tenant shall be deemed to have waived the right to so review and to have approved the Landlord’s annual statement for such prior year). Any review or audit conducted by Tenant pursuant to this Subsection shall occur during regular business hours at the site Landlord maintains such records and, if conducted by an independent party, will consist of a certified public accounting firm charging on a non-contingent basis. If as a result of such review or audit, Tenant opposes any Operating Costs allocated to the Premises, it shall provide Landlord detailed notice of such opposed items no later than the date one hundred eighty (180) days after Tenant’s receipt of the Annual Statement for the applicable calendar year. In the event Landlord disputes Tenant’s objection to any item of Operating Costs, Landlord and Tenant shall use good faith efforts to resolve such dispute within thirty (30) days of objection by Tenant. Disputes which cannot be resolved after such thirty (30) day period shall be resolved by a nationally recognized accounting firm selected by Landlord (the “CPA”), with the understanding that Landlord shall not select a CPA then employed by Landlord or Tenant. If the final determination discloses that Tenant has overpaid Tenant’s share of Operating Costs, Landlord shall provide Tenant a credit against future Operating Costs payable by Tenant in an amount equal to such overpayment, or if the Lease is at the end of the Term, Landlord shall refund such amount to Tenant. Tenant shall pay all costs and expenses of Tenant’s review and/or audit and the audit by the CPA unless the final audit shows Landlord overstated Operating Expenses by five percent (5%) or more, in which event the costs of such audit shall be paid by Landlord. Tenant hereby agrees to keep the results of any such review and audit confidential except that Tenant may disclose such information to its accountants, legal advisors or as otherwise required by law, but Tenant shall require Tenant’s auditor and its employees and each of their respective attorneys and advisors likewise to keep the results of such audit in strictest confidence, except as required by law or legal compulsion.
(e)    In the event the average occupancy level of the Project for any Lease Year was or is less than one hundred percent (100%), Landlord shall have the right to adjust Estimated Operating Costs that vary with occupancy and Actual Operating Costs that vary with occupancy for such year proportionately to reflect those Operating Costs which would have been incurred if the Project had been fully occupied during such Lease Year.
(f)    Notwithstanding anything herein to the contrary, commencing with the second full calendar year of the Lease Term, the amount of Controllable Operating Costs (as defined below) charged to and payable by Tenant shall not increase more than three percent (3%) per calendar year cumulatively. For purposes of this subsection, “Controllable Operating Costs” are defined as Operating Costs other than Taxes, insurance premiums and deductibles, utility charges, costs attributable to union labor, Non-Recurring Costs (as defined below) and other costs or expenses not within Landlord’s reasonable control. “Non-Recurring Costs” shall mean Operating Costs that are not customarily incurred and budgeted for by owners of comparable projects in the Seattle CBD, or are materially in excess of such customary and budgeted costs, such as costs incurred due to unusual weather (i.e. snow and ice removal, wind damage, excessive ground water), labor trouble, shortages in supplies, utility shortages or black-outs and costs that may arise in connection with an Excused Delay.
6.    INTENTIONALLY DELETED
7.    USE; PROHIBITED USES; HAZARDOUS SUBSTANCES
(a)    Tenant shall occupy the Premises only for the use identified in Section 1(f) above and at all times in a manner consistent with that of a Class A institutional grade project, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which may be granted or denied in Landlord’s sole discretion. Nothing herein shall be deemed to give Tenant any exclusive right to any particular use in the Project and in no event shall Tenant use the Premises for any of the prohibited uses listed on Exhibit J attached hereto (the “Prohibited Uses”). Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in Class A institutional grade appearance. Tenant shall comply with and shall cause its employees, licensees and invitees to comply with the Project Rules and Regulations, including without limitation the Projects “no-smoking” policy. Tenant shall not use or occupy the Premises in violation of any applicable laws, permits or documents of record and shall fully and promptly comply, at Tenant’s sole cost and expense, with all statutes, ordinances, rules, regulations and governmental or quasi-governmental orders now or hereafter in effect and pertaining to Tenant’s particular use or alteration of the Premises (as opposed to those statutes, ordinances, rules, regulations and governmental or quasi-governmental orders now or hereafter in effect and pertaining generally to office uses which Landlord shall have the obligation to comply with).

(b)    Tenant shall not use, sell, manufacture, store, treat, generate, dispose of or otherwise allow the release of any Hazardous Materials (as defined below) in, on or under the Premises or the Project or any adjacent property with the exception of small quantities of cleaning or other office supplies as are customarily used by tenants in the ordinary course in a general office facility. Tenant, at its sole cost and expense, shall promptly comply with all applicable Hazardous Materials Laws relating to Tenant’s use of the Premises (as defined below) and if Tenant fails to so comply Landlord may, after reasonable prior notice to Tenant (except no notice shall be required in case of emergency) effect such compliance itself and Tenant shall immediately reimburse Landlord for all costs incurred in effecting such compliance. As used in this Section 7, the term “Hazardous Materials” means, among other things, any of the following, in any amount (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies. The term “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination. Except as disclosed in any environmental or other report provided to Tenant, Landlord represents and warrants that to the best of its actual knowledge as of the Effective Date, there are no Hazardous Materials located on the Property, Project and/or Premises in violation of any applicable laws.
8.    ALTERATIONS; TENANT’S PROPERTY; LIENS
(a)    Except as set forth in this Section 8, Tenant shall not make or allow to be made any alterations, additions or improvements (collectively, “Alterations”) to the Premises, without obtaining the prior written consent of Landlord. With respect to any proposed Alterations for which Landlord’s prior written consent is required under this Lease, Tenant shall deliver to Landlord (i) to the extent Landlord or Tenant is required by the City of Seattle to prepare plans and specifications, full and complete copies of the proposed plans and specifications; (ii) the identity of the proposed contractors; (iii) a certificate of liability insurance naming Landlord and tender(s) as additional insureds; and (iv) such other information as reasonably requested by Landlord. No proposed work shall be commenced or continued by Tenant until Landlord has received and approved of each of the foregoing. Within ten (10) days alter Landlord’s written demand, Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time in an amount not to exceed $2,500.00) for reviewing and approving or disapproving plans and specifications for any proposed Alterations and for all direct costs reasonably incurred by Landlord during any Inspection or supervision of the Alterations; provided, however, in no event shall Tenant be obligated to pay Landlord a construction management fee. Landlord will not be deemed to imply or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like.

(b)    Tenant shall give Landlord at least ten (10) days’ written notice of the proposed commencement of any approved Alterations and shall coordinate such work with Landlord’s representatives. All Alterations shall be completed in a good and workmanlike manner and, to the extent applicable, in compliance with the plans and specifications approved by Landlord and all applicable laws and ordinances, building codes, regulations and insurance requirements. As-built plans and specifications for any such Alterations shall be provided to Landlord by Tenant upon completion of the work. All Alterations shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant at the time of approval, be and become the property of Landlord. Landlord may, as a condition to approval of any such Alterations, require Tenant to remove any of the same at the expiration or earlier termination Of this Lease and to restore the Premises to the prior condition and repair all damage resulting from such removal.
(c)    Notwithstanding anything to the contrary in this Section 8, Tenant shall have the right to make alterations to the Premises of a cosmetic nature such as painting, wallpapering and installing carpet provided that such alterations (a) will not materially affect the Project structure or systems and (b) cost less than $6.25 per Rentable Square Foot of the Premises.
(d)    Tenant shall be solely responsible for the risk of loss to any personal property, Alterations, equipment cabling and/or trade fixtures owned by Tenant and/or placed by or on behalf of Tenant in or about the Project and/or Premises (collectively “Tenant’s Property”). Tenant shall be liable for and shall pay before delinquency all taxes levied against or with respect to Tenant’s Property and Tenant’s business and, if and to the extent any tax relating to Tenant’s Property or business is levied against Landlord or Landlord’s property or included in any assessed value thereof, Tenant shall directly pay or reimburse Landlord with respect to the same within thirty (30) days after notice from Landlord.
(e)    Tenant shall not permit any mechanics’, materialmen’s, or other liens to be filed against the Property or Project nor against Tenant’s leasehold interest therein. Tenant shall have thirty (30) days from the date of such filing in which to either remove such liens or to provide a bond indemnifying Landlord from said lien in the amount of one hundred fifty percent (150%) of the claimed lien amount. If Tenant fails to take such measures in the time allowed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such hen. Tenant shall pay to Landlord, upon demand, any sum paid by Landlord to remove such hens, together with interest at the Default Rate from the date of such payment by Landlord until repaid by Tenant.
9.    REPAIRS AND MAINTENANCE
Landlord shall maintain the structural elements of the Project and the Project systems installed or furnished by Landlord in good condition and repair. Maintenance and repair costs incurred by Landlord with respect to the above shall be subject to reimbursement pursuant to Section 5 of this Lease unless such maintenance and repairs are caused by the negligence or willful misconduct of Tenant, its employees or sublessees (as opposed to reasonable wear and tear), in which case, subject to Section 15(e), Tenant shall pay to Landlord, as Additional Rent, that portion of the cost of such maintenance and repairs which, in Landlord’s good faith business judgment, is attributable to the negligence or willful misconduct of Tenant, its employees or sublessees. Tenant shall, at Tenant’s cost and expense, keep, repair, and maintain the nonstructural and non-Building systems portions of the Premises, including all fixtures, equipment and improvements thereto, in Class A institutional grade order, condition and repair and shall make all replacements necessary to keep the same in such condition.
10.    ENTRY BY LANDLORD
During normal business hours (or at other times if reasonably approved by Tenant or in the case of an emergency), Landlord may enter the Premises to inspect, clean, maintain or repair the same, show the Premises to prospective purchasers, lenders or, in the last twelve (12) months of the Lease Term, tenants, and for all other purposes as Landlord shall reasonably deem necessary or appropriate. Landlord shall use reasonable efforts to give Tenant not less than forty-eight (48) hours notice (except in the case of emergencies with respect to which no advance notice shall be required) and to not unreasonably interfere with Tenant’s business in connection with any such entry. Landlord may, in order to carry out such purposes, erect temporary scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder, except to the extent caused by Landlord’s negligence or willful misconduct.
11.    UTILITIES AND SERVICES
Landlord shall use commercially reasonable efforts to provide the utilities and services described in the Standards for Utilities and Services attached hereto as Exhibit D. Tenant shall pay, before delinquency, for all utilities consumed at, or supplied to, the Premises (including, without limitation, a surcharge for after hours or excessive usage as reasonably determined by Landlord). If and to the extent any utilities or services are not separately metered to the Premises, Tenant shall pay to Landlord, as Additional Rent, an amount equal to that portion of the total charges therefore which the Rentable Area of the Premises bears to the Rentable Area of the leased area covered by such utilities or services. Landlord shall not be liable, nor will there be any eviction of Tenant or abatement of rent by reason of, any interruption or variation in or cessation of any such utilities and/or services except to the extent that such interruption, variation or cessation is caused by the negligence of Landlord and is not repaired or restored within a reasonable period of time.
12.    ASSIGNMENT AND SUBLETTING
(a)    Tenant shall not voluntarily assign or hypothecate or otherwise transfer its interest in this Lease or sublease all or any part of the Premises, or allow any other Person or entity to occupy or use all or any part of the Premises (hereinafter collectively referred to as a “Transfer”), without first obtaining Landlord’s prior written consent pursuant to this Section 12. Any Transfer without Landlord’s prior consent shall be voidable at Landlord’s election. If Tenant is a corporation, partnership or any other entity, any transfer of this Lease from Tenant by merger, consolidation or liquidation, or any change in the power to vote the majority of the outstanding stock, partnership interests or other ownership interests of Tenant, or any change in the entity form of Tenant, shall constitute a Transfer for the purposes of this Lease.
(b)    Landlord shall have no obligation to consider or permit a Transfer prior to the date the Project is 95% leased. Thereafter, Tenant may notify Landlord in writing of Tenant’s request to Transfer this Lease, which notification shall properly identify the proposed assignee or sublessee (collectively, “Transferee”), the financial information concerning the proposed Transferee and the terms of the proposed Transfer. Landlord shall, within fifteen (15) days of receipt of such written notice, or of such additional information requested by Landlord whichever is later, elect one of the following: (i) consent to such proposed Transfer; or (ii) refuse such consent, which refusal shall be on reasonable grounds including, but not limited to the fact that the financial strength and net worth of the proposed Transferee is not at least equal to or better than the financial strength and net worth of the Tenant as of the Commencement Date; that the proposed use of the Premises by the proposed Transferee is inconsistent with the tenant mix and other uses in the Project; that the proposed use would violate any statute, ordinance or governmental rule, regulation or order or any agreement, mortgage, restriction or instrument affecting the Project or other tenants; or that the proposed Transfer compromises or negatively affects the leasing of other space in the Project by Landlord; or (iii) in the case of an assignment of the Lease or a total cumulative subletting of more Than fifty percent (50%) of the Premises, refuse such consent and notify Tenant in writing that Landlord elects to terminate the Lease in the case of an assignment or recapture the subleased spew in the event of a sublease, effective thirty (30) days after Tenant’s receipt of such notice of termination; provided, however, that Landlord’s election to terminate the Lease shall be ineffective if Tenant notifies Landlord before expiration of such thirty (30) days that Tenant withdraws its request to assign the Lease or to sublease more than 50% of the Premises, in which case Landlord’s election to terminate or recapture under subsection 12(b)(iii) above shall be rendered void and this Lease shall remain in full force and effect. in addition to the foregoing conditions, Landlord’s consent to any Transfer of this Lease shall be subject to the delivery to Landlord of a the fully executed instrument of Transfer, and the delivery to Landlord of an agreement executed by the Transferee in form and substance reasonably satisfactory to Landlord and expressly enforceable by Landlord, whereby any assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder and any subtenant agrees not to violate any of the provisions of this Lease.
(c)    Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in reviewing any proposed Transfer not to exceed $1,000.00. If, for any Transfer, Tenant receives rent or other consideration, either initially or over the term of the approved Transfer, in excess of the Rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord, as Additional Rent, promptly upon receipt Fifty Percent (50%) of the e case of each such payment of rent or other consideration received by Tenant (after Tenant recoups its reasonable, actual, out-of-pocket costs incurred by Tenant in connection with such Transfer). If Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the Transferee to pay such sums and other consideration due under the Lease directly to Landlord.

(d)    Landlord’s consent to any Transfer shall riot relieve Tenant or any Transferee from any obligation under this Lease whether or not accrued, and shall not constitute a waiver of any provisions of this Section 12. Landlord’s consent to one Transfer shall not constitute Landlord’s consent to any subsequent Transfer. If Landlord consents to a Transfer under this Section 12, such Transferee shall not acquire, assume or succeed to any rights of Tenant hereunder with respect to options to renew or extend the Lease, or options or rights to acquire additional space.
(e)    Notwithstanding any provision to the contrary, Tenant may assign this Lease or sublet the Premises during the Lease Term without Landlord’s Consent and without payment of any excess rent or other consideration pursuant to Section 12(c) above (i) to any corporation or other entity that controls, is controlled by or is under common control with Tenant (ii) to any corporation or other entity resulting from a merger, acquisition, consolidation or reorganization of or with Tenant; (iii) in connection with the sale of all or substantially all of the assets or capital stock of Tenant (all such transfers, assignments and subleases collectively hereinafter referred to as “Permitted Transfers” and all such transferees, assignees and sublessees are collectively hereinafter referred to as “Permitted Transferees”); provided that (1) Tenant provides Landlord with not less than thirty (30) days prior written notice of such proposed assignment or sublease; (2) Tenant provides evidence to Landlord in writing that such assignment or sublease complies with the criteria set forth in (i) (ii) or (iii) above, (3) such assignee, subtenant or successor-in-interest expressly assumes Tenant’s obligations and liabilities hereunder, and (4) the tangible net worth of such successor entity is equal to or greater than that of Tenant as of the Effective Date or the date of Transfer, whichever is greater, as evidenced by audited financial statements and an available independent corporate credit rating agency report, as reasonably determined by Landlord. No such assignment, sublease or transfer pursuant to this Subsection 12(e) shall release Tenant from any covenant, liability or obligation under this Lease.
(f)    Notwithstanding any provision above to the contrary, Tenant shall have the right to sublease up to twenty-five percent (25%) of the Premises to clients, affiliates, or law firm users without Landlord’s consent; provided, that (i) all sublessees shall be bound by and shall comply with all terms and conditions of this Lease relating to occupancy of the Premises and all Project Rules and Regulations; (ii) no such sublease shall release Tenant from any covenant, liability or obligation under this Lease, (iii) no sublessee (or its affiliates and owners) shall be Prohibited Person(s) (as defined in Section 24(bb), and (iv) Tenant shall provide copies of any written subleases to Landlord within five (5) days after execution.
(g)    All assignments of this Lease or any rights of Tenant hereunder for security purposes shall be void unless approved by Landlord in writing. No assignment for security purposes shall be recorded against or otherwise constitute a lien upon the Property, Project and/or Premises.
13.    DAMAGE OR DESTRUCT1ON
(a)    If the Property, Project and/or Premises are damaged or destroyed during the Term so as to substantially interfere with Tenant’s use and occupancy thereof, Landlord shall, within sixty (60) days after the date of such damage or destruction, provide Tenant with Landlord’s good faith estimate of the time required to repair and restore such damaged portions (“Landlord’s Damage and Destruction Estimate”). Except as hereinafter provided and subject to receipt of all required permits,

Landlord shall diligently repair or rebuild such damaged portions to as near their condition prior to the damage or destruction as is reasonably possible (subject to delays caused by Tenant Delay or other causes beyond Landlord’s control). With respect to the Premises, Landlord shall be required to repair and restore only those portions of the Premises which were initially provided at Landlord’s expense or as part of the original Installation of Tenant Improvements by Landlord for Tenant. In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant, any Alterations, or any Tenant Property.
(b)    Notwithstanding the above, in the event (i) Landlord’s Damage and Destruction Estimate provides that the Project or the Premises cannot be fully repaired or restored by Landlord within the earlier of one hundred eighty (180) days after the date of the damage or destruction or the expiration of the Term; (ii) the damage or destruction to the Project or Premises is due to any cause not fully covered by Landlord’s insurance; or (iii) Landlord’s lender does not allow all insurance proceeds to be used for the repair or restoration of the damage, Landlord may elect to terminate this Lease by written notice to Tenant within sixty (60) days of the date of the damage or destruction.
(c)    In the event Landlord’s Damage and Destruction Estimate provides that the use and occupancy of the Premises cannot be substantially repaired or restored by Landlord within two hundred seventy (270) days after the date of the damage or destruction; Tenant may elect to terminate this Lease by written notice to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s Damage and Destruction Estimate. In addition, if Landlord fails to complete such repair and restoration within ninety (90) days of the estimated date for completion set forth in Landlord’s Damage and Destruction Estimate, Tenant may thereafter elect to terminate this Lease upon thirty (30) days written notice to Landlord provided, however, that such election shall be null and void (and this Lease shall continue in full force and effect) if Landlord substantially completes the repair and restoration prior to the end of such thirty (30) day notice period.
(d)    Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction, Tenant is unable to reasonably conduct its business in the Premises or in alternative temporary space provided by Landlord in the Project; provided that there shall be no abatement of Rent if such damage is their result of the gross negligence or willful misconduct of Tenant or that of its agents, employees, sublessees, invitees or licensees unless such abatement of Rent is reimbursed by Landlord’s rental loss insurance. Tenant shall not receive or be entitled to receive any compensation or damages (whether actual, consequential or incidental) for loss of any part of the Premises, and/or for any interruption of Tenant’s business, and/or for any other inconvenience or annoyance caused by the damage or destruction, or by the repair or reconstruction activities.
(e)    Notwithstanding anything above to the contrary, in the event there is material damage that occurs during the last twenty-four (24) months of the Term of this Lease or any extension thereof, either party may terminate this Lease upon thirty (30) days’ prior written notice.
(f)    Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

14.    EMINENT DOMAIN
If the entire Project and/or Premises, or such part thereof as shall substantially interfere with either Landlord’s or Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation. condemnation, or eminent domain, or sold to prevent such taking, this Lease shall terminate as of the date possession is required to be surrendered to said taking authority. In the event (i) the amount of property or type of estate taken shall not substantially interfere with either Landlord’s or Tenant’s use and occupancy of the Project or Premises; (ii) Landlord determines Landlord is economically able to restore the Project and/or Premises to a viable condition; and (iii) Landlord’s lender allows the use of the entire award payable to Landlord by reason of such taking for the purpose of the repair and restoration of the remaining balance of the Project or Premises, then Landlord shall restore the area affected by the taking as soon as reasonably practicable. Tenant shall not assert any claim against Landlord for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. Notwithstanding the above, Tenant shall have the right to make a separate claim with the condemning authority, if available under applicable law, for the value of Tenant’s Property and/or moving and relocation expense; provided, however, that such separate clam shall not reduce or adversely affect the amount of any Landlord’s award.
15.    INSURANCE
(a)    Tenant shall, at its sole cost and expense, keep in full force and effect during the Term the following insurance:
(i)    All-risk property and casualty insurance on Tenant’s Property with coverage not less than the full replacement value, together with business interruption coverage. Such policy shall contain an Agreed Amount endorsement in lieu of a coinsurance clause.
(ii)    Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto and the business operated by Tenant in the Premises. Such insurance shall be in the minimum amounts of at least $2,000,000 per individual and $5,000,000 per occurrence. Such policy shall name Landlord and any Mortgagee (as defined in Section 17 below) as additional insureds.
(iii)    Workers’ Compensation and Employers Liability insurance as required by state law.
(iv)    Any other form or forms of insurance or increased coverage or limits as Landlord or any Mortgagee may reasonably require from time to time.
(b)    Landlord makes no representation that the minimum amounts of insurance coverage required to be carried by Tenant pursuant to this Section 15, are adequate to protect Tenant. If Tenant believes that any such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems appropriate, at Tenant’s sole expense.

(c)    All policies shall be written in a form and with insurance companies satisfactory to Landlord and any Mortgagee (but in no event shall such company be rated less than A-X in “Bests” Insurance Guide) and shall provide that Landlord and any Mortgagee shall receive not less than thirty (30) days’ prior written notice of any cancellation. Prior to Tenant taking possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the insurance required above. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. Further, all Commercial General Liability policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.
(d)    During the Term, Landlord shall procure and maintain in full force and effect with respect to the Project (i) all-risk property and casualty insurance with coverage not less than the full replacement value of the Project; (ii) commercial liability insurance insuring Landlord’s activities with respect to the Project for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Project in an amount of not less than Three Million Dollars ($3,000,000) combined single limit; and (iii) if and to the extent desired by Landlord, such other insurance and/or coverage in such amounts and on such terms as Landlord and/or any Mortgagees may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including but not limited to rental abatement, rental interruption, earthquake, flood and terrorism insurance. If the annual premiums charged Landlord for such casualty and/or liability insurance exceed the standard premium rates because the nature of Tenant’s operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount.
(e)    Whether a loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents and employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Project or on the Property, arising out of or incident to the occurrence of any perils which are covered by their respective insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Project, arising out of or incident to the occurrence of any of the perils which are covered by the insurance policies which are covered by the policies of insurance carried by the parties hereto (or under policies which are required to be carried by either party hereunder whether actually carried or not) including but not limited to a business interruption insurance policy or toss of rental income insurance policy held by Landlord or Tenant; provided, that notwithstanding the foregoing, Landlord does not waive its right to have the Tenant reimburse Landlord for the deductible payable under any policy or policies of insurance carried by Landlord as required under this Lease. Each party shall cause insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party.

16.    INDEMNIFICATION

(a)    Tenant shall indemnify, defend, and hold harmless Landlord and its principles, members, agents, contractors and employees (hereinafter collectively referred to as the Landlord Parties” and individually as a “Landlord Party”) from and against any and all claims, demands, causes of action, fines, penalties, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection with or arising from third party claims relating to:
(i)    the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;
(ii)    any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;
(iii)    any activity, work, or thing done or permitted by Tenant in or about the Premises;
(iv)    any injury or damage to person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant, or
(v)    any violation by Tenant of the Americans with Disabilities Act and/or any other law, rule, code, or regulation.
If any action or proceeding is brought against a Landlord Party by reason of the foregoing, Tenant, upon written notice from such Landlord Party, shall defend the same at Tenant’s expense, with counsel reasonably satisfactory to Landlord. Tenant also shall indemnify, defend and hold Landlord harmless from all costs, attorneys’ fees, expenses and liabilities incurred in connection with any claim or proceeding for which Tenant is responsible under this Section 16.
(b)    Landlord shall indemnify, defend, and hold harmless Tenant and ifs principles, members, agents, contractors and employees (hereinafter collectively referred to as the “Tenant Parties” and individually as a “Tenant Party”) from and against any and all claims, demands, causes of action, fines, penalties, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection with or arising from third party claims relating to:
(i)    the activity, work or thing done or permitted by Landlord in or about the Property, Project and/or the Common Areas;
(ii)    any breach by Landlord or its employees, agents, contractors, or invitees of this Lease; or
(iii)    any violation by Landlord of the Americans with Disabilities Act and/or any other law, rule, code, or regulation.
If any action or proceeding is brought against a Tenant Party by reason of the foregoing, Landlord, upon written notice from such Tenant Party, shall defend the same at Landlord’s expense, with counsel reasonably satisfactory to Tenant Landlord also shall indemnify, defend and hold Tenant harmless from all costs, attorneys’ fees, expenses and liabilities incurred in connection with any claim or proceeding for which Landlord is responsible under this Section 16.
(c)    In the event of the concurrent negligence of (i) Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand and the negligence of Landlord, its agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Property, Project, Premises or Common. Areas such that RCW 424.115 is applicable, Tenant’s obligation to indemnify Landlord as set forth in this Section 16(c) shall be limited to the extent of Tenant’s negligence and that of Tenant’s officers, sublessees, assignees, invitees, agents, employees, contractors or licensees, including Tenant’s proportional share of costs, reasonable attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage; or (ii) Landlord, its assignees, agents, employees, contractors, or licensees on the one hand, and that of Tenant, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Property, Project, Premises or Common Areas, Landlord’s obligation to indemnify Tenant as set forth in this Section 16(c) shall be limited to the extent of Landlord’s negligence, and that of Landlord’s assignees, agents, employees, contractors or licensees, including Landlord’s proportional share of costs, reasonable attorneys’ fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage, LANDLORD AND TENANT EACH HEREBY WAIVE AND AGREE THAT THEY WILL NOT ASSERT THEIR RESPECTIVE INDUSTRIAL INSURANCE IMMUNITY UNDER TITLE 51 RCW IF SUCH ASSERTION WOULD BE INCONSISTENT WITH THE RIGHT OF THE OTHER PARTY TO INDEMNIFICATION PURSUANT TO THIS SECTION 16(c). THE PARTIES AGREE THAT THIS PROVISION WAS MUTUALLY NEGOTIATED.

17.    SUBORDINATION; ESTOPPEL CERTIFICATES
(a)    Without the necessity of any additional document being executed by Tenant for the purpose of effective subordination, and at the election of Landlord or any mortgagee, or beneficiary of a deed of trust with a lien on the Project, Building, Common Areas and/or Land upon which they are located or any ground lessor (collectively referred to in this Lease as “Mortgagee”), but subject to the terms of Section 17(b) below:
(i)    This Lease shall be subject and subordinate at all times to any such Mortgage; and
(ii)    In the event of the foreclosure of any such Mortgage, or a conveyance in lieu of foreclosure, Tenant shall attorn to and become the Tenant of the successor-in-interest to Landlord.

Notwithstanding the foregoing, Landlord and any Mortgagee shall have the right to subordinate or cause to be subordinated any such Mortgage to this Lease.
(b)    Within twenty (20) days after request from Landlord or any Mortgagee, Tenant shall execute and deliver such additional agreements reasonably requested in order to confirm the provisions of (a) above; provided that, except to the extent expressly contemplated by the terms of the subordination agreement, Tenant’s possession of the Premises shall remain undisturbed and Tenant’s rights under this Lease shall be recognized and shall not be adversely affected so long as Tenant is not in default under this Lease. The form of subordination, non-disturbance and attornment agreement currently used by the Landlord’s Mortgagee is attached hereto as Exhibit H and Tenant acknowledges such form is commercially reasonable.
(c)    Landlord will use good faith diligent efforts to obtain from Landlord’s lender and deliver to Tenant, within fifteen (15) business days after the Effective Date, a subordination non-disturbance and attornment agreement (the “SNDA”) in the form attached hereto as Exhibit H, for execution by Tenant and such Lander. In the event such SNDA is not delivered and executed by Landlord’s existing Mortgagee within such fifteen (15) business day period, Tenant may terminate this Lease by written notice to Landlord, which notice must be given, if at all, within twenty (20) business days after the Effective Date, or Tenant shall be deemed to have waived its right to terminate this Lease under this Subsection 17(c).
(d)    Within twenty (20) days following written request by Landlord, Tenant shall execute and deliver to Landlord a certificate (“Estoppel Certificate”) certifying to the matters set forth in the form of Estoppel Certificate attached hereto as Exhibit J and/or such other matters or on such other form as is commercially reasonable. Tenant’s failure to timely deliver the Estoppel Certificate shall, at Landlord’s election, be deemed a Default by Tenant under this Lease and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (Iii) that not more than one (1) month’s Rental has been paid in advance.

19.    TELECOMMUNICATIONS EQUIPMENT
(a)    Tenant shall not install, maintain, replace, remove and/or use communications or computer wires, cables and/or related devices (collectively, the “Lines”) at or in the Project or serving the Premises, except with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, after the initial installation of the Lines, Tenant shall have the right to make minor installations or replacements and/or remove any Lines located solely in the Premises without Landlord’s prior written consent. Unless otherwise agreed by Landlord in writing, Tenant shall locate all electronic telecommunications equipment within the Premises. Any request for consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work, all of which shall be subject to Landlord’s approval. Any approval by Landlord under this Section 19 shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling (“INC”) and makes no representation regarding the suitability of the Lines and the INC for Tenant’s intended use.
(b)    If Landlord consents to Tenant’s installation or use of any Lines, Tenant shall (i) pay all costs in connection therewith (including all costs related to new Lines); and (ii) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Tenant shall further insure that (A) Tenant’s contractor complies with the provisions of this Section 19 and Landlord’s reasonable requirements governing any work performed; (B) Tenant’s contractor provides all insurance required by Landlord; (C) any work performed shall comply with all laws; and (D) as soon as the work is completed, Tenant shall submit “as-built” drawings to Landlord to the extent the preparation of such drawings are required by the City of Seattle.
(c)    Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises upon expiration or earlier termination of the Term, or at any time with three (3) days prior written notice in the event such Lines are installed in violation of these provisions or are, at any time, in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party on behalf of Tenant).
(d)    Landlord does not warrant and shall not be liable for or with respect to (i) any shortages, failures, variations, interruptions, disconnections, and/or loss of services related to the Lines and/or INC; (ii) installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants at the Project; (iii) any failure of any Lines to satisfy Tenant’s requirements; or (iv) any eavesdropping or wire-tapping by unauthorized parties (collectively, “Line Problems”). Without limiting the foregoing, Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.

20.    PARKING
Tenant shall be entitled to purchase the number of monthly permits set forth in Section 1(h) to park automobiles on a non-exclusive self park, parking assisted and/or valet basis as determined by Landlord in unassigned Parking Stalls in the Project parking garage. Not less than ninety (90) days prior to the Estimated Commencement Date, Tenant shall give Landlord written notice If Tenant desires to purchase less than the full number at permits set forth in 1(h) as of the Lease Commencement Date, otherwise Tenant will be deemed to have elected to initially purchase ail such permits. After the Commencement Date, Tenant may, upon no less than ninety (90) days written notice to Landlord (which notice shall only be effective as of the end of a calendar month), elect to decrease, or subject to availability as reasonably determined by Landlord, to increase, the number of monthly permits purchased by Tenant (but in no event shall Tenant be entitled to purchase more than the number of monthly permits set forth in Section 1(h)). Tenant shall pay the initial rate of $300 per permit per month for each parking permit obtained by Tenant pursuant to this Section 20, (plus sales and other taxes) which rates may be increased annually to rates being charged for permit parking at comparable Class A office buildings in the Seattle CBD, as reasonably determined by Landlord. Tenant shall be deemed to have waived any right to object to any such annual adjustment unless Tenant provides notice of such objection within sixty (60) days of receipt of Landlord’s notice regarding the same. Monthly parking shall be available only to Tenant’s employees based in the Premises and shall at all times be used subject to and in compliance with the Parking Rules and Regulations attached hereto as Exhibit F.
21.    SIGNAGE
Tenant shall not place or in any manner display any sign, graphics, or other advertising matter anywhere in or about the Premises or the Project at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord’s written consent thereto which consent shall not be unreasonably withheld, conditioned or delayed and, in any event, no signage shall be allowed which would violate the provisions of this Section 21. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair damage to the Premises or the Project caused thereby. Landlord shall not unreasonably withhold its consent to normal Tenant signage within the Premises which is consistent in Landlord’s opinion with the Project’s image and signage and graphics program. Signage other than Project directory or Project standard elevator lobby directory signage shall be at Tenant’s sole expense.
22.    DEFAULTS AND REMEDIES
(a)    The occurrence of any one or more of the following events shall constitute a “Default” by Tenant under this Lease:
(i)    The failure by Tenant to make any payment of Rent then due, within three (3) days of written notice from Landlord;
(ii)    Intentionally deleted;
(iii)    Tenant makes an assignment for the benefit of creditors or files a voluntary petition under any bankruptcy act or under any other law for the relief of debtors or if an involuntary petition is filed against Tenant under any such law and is not dismissed within thirty (30) days after filing or if a receiver is appointed for the property of Tenant and such receiver is not discharged or removed within thirty (30) days of appointment.
(iv)    Unless otherwise specifically noted in this Lease, the failure by Tenant to observe or perform any of the covenants or provisions of this Lease (other than as specified in Sections 22(a)(i), (ii) or (iii) above) where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (assuming that such failure is curable); provided, that notwithstanding the foregoing, Landlord shall have the right to specify a shorter cure period in its notice to Tenant where Landlord, within the exercise of its good faith business judgment, determines that the Tenant’s failure to observe or perform any of its covenants or provisions of this Lease will materially damage the Project, Premises or any Project system, or will create a situation adversely and materially affecting the health, safety or welfare of any person, or is creating, or may create, a nuisance or unreasonable disturbance. If the nature of Tenant’s default is such that more than twenty (20) days (or such shorter cure period set forth in Landlord’s notice) are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period (or such shorter cure period set forth in Landlord’s notice) and thereafter diligently prosecute such cure to completion, which completion shall occur not later than one hundred twenty (120) days from the date of such notice from Landlord.
(b)    Upon the occurrence of any Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy available to Landlord at law or in equity, exercise any one or more of the following remedies:
(i)    Terminate this Lease and all rights of Tenant hereunder effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord and Tenant shall be liable to Landlord for all damages incurred by Landlord by reason of Tenant’s Default, including, without limitation, the following:
(1)    The amount of any unpaid Rent which had been earned at the time of such termination;
(2)    The amount by which tie unpaid Rent which would have been earned after termination and for the balance of the Lease Term exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3)    Any interest charged on delinquent Rent;
(4)    The costs incurred by Landlord in reletting the Premises (the “Reletting Costs”) which costs shall include, but not be limited to, real estate broker’s fees incurred by Landlord; the costs of repairing the Premises and putting the same into a tenantable condition; the cost of tenant improvements, alterations, renovations and decorating the Premises for the new tenant(s); any allowances or credits which Landlord grants such new tenant(s); any expenses or costs related to any assumption by Landlord of the lease of such replacement tenant(s); an amount equal to the difference between the Basic Rent as specified in this Lease and the rent payable by the replacement tenant(s); the attorneys’ fees and costs incurred by Landlord. The Reletting Costs shall be pro-rated over the entire term of the new lease and Tenant shall be responsible for the proportion of the Reletting Costs allocated to the remainder of this Lease had no such early termination occurred; and/or
(5)    Any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform Tenant’s obligation under this Lease.

(ii)    Terminate Tenant’s right to possess the Premises by any lawful means, with or without terminating this Lease, in which case Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost of and for the account of Tenant.
(c)    Tenant will reimburse and compensate Landlord on demand, as Additional Rent, for any actual loss Landlord incurs in connection with, resulting from or related to a Default, regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.
(d)    All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Landlord shall use reasonable efforts to mitigate its damages upon a default of Tenant hereunder as required by law. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to lake any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent similar acts by Tenant.
(e)    Landlord shall be in default in the performance of any material obligation required to be performed by Landlord under the Lease if Landlord has tailed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) calendar days are required for its performance, then Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Upon any such default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided that, except as expressly allowed by this Lease, Tenant shall have no right (i) to exercise self-help; and/or (ii) to withhold, set oft, or abate Rent.
(f)    In the event of any default by Landlord or Tenant hereunder, the non-defaulting party shall have the right to recover only actual damages which arise or are incurred by reason of such default or negligent acts or omissions of the other, and Landlord and Tenant waive, to the maximum extent permitted by law, any right each may have to claim or recover any special, indirect, incidental, consequential or punitive damages of any kind or nature, including lost revenues and profits and damages, even if it has been advised of the possibility of such damages.
23.    EXPANSION RIGHTS
(a)    Expansion Option. Provided no Default by Tenant exists under this Lease, Tenant shall have the right, (“Expansion Right”) effective as of a date prior to April 30, 2012, to lease additional space consisting of either 2,000 Rentable Square Feet or 4,000 Rentable Square Feet located adjacent to the initial Premises, as reasonably determined by Landlord (the ‘Expansion Space”). Tenant shall provide written notice of exercise of its election to lease the Expansion Space (“Tenant’s Expansion Notice”) no later than January 31, 2012, which Tenant’s Expansion Notice shall specify Tenant’s square footage election (i.e. either 2,000 Rentable Square Feet or 4,000 Rentable Square Feet). In the event Tenant does not exercise its Expansion Right by timely notice to Landlord as required above, Landlord shall have no further obligation to lease such Expansion Space to Tenant, except as provided in Section 23(b) below. In the event of the exercise by Tenant of its Expansion Right pursuant to this Section 23(a): (i) Tenant’s lease of the Expansion Space will commence on the date Landlord tenders the Expansion Space to Tenant (which date shall be no later than April 30, 2012 unless otherwise agreed to by Tenant in writing); (ii) Tenant’s lease of the Expansion Space will be coterminous with the initial Lease Term and shall be subject to all terms and conditions of this Lease except as otherwise contemplated by this Subsection 23(a); (iii) Basic Rent for the Expansion Space shall be the Per Rentable Square Foot rate set forth in Section 1(c) above in effect as of the date Tenant exercises the Expansion Right, as thereafter increased pursuant to such Section 1(c); (iv) Tenant’s Percentage shall be adjusted to include the Rentable Area of the Expansion Space; (v) subject to the allowance provided in (vi) below, Landlord shall improve the Expansion Space in the same general manner and with substantially the same improvements as the initial Premises, as mutually agreed by Landlord and Tenant; (vii) Landlord shall provide an improvement allowance equal to $100.00 par Rentable Square Foot of the Expansion Space multiplied by a fraction the numerator of which is the number of months which will be remaining on the Lease Term as of the estimated date of occupancy of the Expansion Space by Tenant and the denominator of which is 120, to be used for the actual out-of-pocket costs of improving the Expansion Space. Within thirty (30) days after exercise by Tenant of its election to lease the Expansion Space, Landlord and Tenant shall enter into an amendment to this lease incorporating the Expansion Space into the Premises on the terms and conditions set forth above. The Expansion Right provided to Tenant hereunder is personal to the Tenant named above and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity except for Permitted Transferees.
(b)    Right of First Opportunity. Tenant will have an ongoing right of opportunity (the “Right of First Opportunity”) to lease available space on Floor 11 of the Building and which is contiguous to the Premises (the “ROM Space”), it and to the extent the same becomes available for lease during the period commencing on the initial lease-up of the Project and expiring [on the date twelve (12) months prior to expiration of the initial Term] (the “Right of First Opportunity Period”).
(i)    At such times as all or a portion of the ROFO Space becomes available during the Right of First Opportunity Period, Landlord shall provide Tenant with written notice (the “Landlord’s ROFO Notice”) of such availability, which Landlord’s ROFO Notice shall describe the ROFO Space, or portion thereof, which is available, or if not then available the Landlord’s ROFO Notice shall set forth the date on which the ROFO Space (or portion thereof described in the Landlord’s ROFO Notice) is anticipated to be available and on which date Tenant would be required to commence its lease of the ROFO Space. In addition, the Landlord’s ROFO Notice shall set forth the terms upon which Landlord would offer the ROFO Space (or portion described in the Landlord’s ROFO Notice) to other third parties (including rental: rate, a lease term of five (5) years, any applicable tenant improvement allowance and parking availability). To the extent there is less than five (5) years remaining on the term of this Lease, Landlord’s ROFO Notice shall also include the terms upon which Tenant would be allowed to extend the Term of the Lease for the initial Lease to be coterminous with that of the ROFO Space. Tenant shall provide written notice of its election to lease the entire ROFO Space designated in Landlord’s ROFO Notice, and Tenant’s election to extend the Term of the initial Lease to be coterminous therewith, within five (5) business days after receipt of the Landlord’s ROFO Notice. Tenant’s failure to exercise its Right of First Opportunity by written notice to Landlord within said five (5) business day period shall automatically be deemed a waiver by Tenant of any Right of First Opportunity to lease the applicable ROFO Space identified in Landlord’s ROFO Notice.
(ii)    In the event Tenant elects to lease the ROFO Space described in the Landlord’s ROFO Notice, Landlord shall prepare an amendment to this Lease incorporating the applicable ROFO Space into the Premises, extending the term of this Lease and setting forth the changes to this Lease made necessary by reason of such expansion on the terms set forth in Landlord’s ROFO Notice including, without limitation, increasing the Basic Rent to include the Basic Rent for the applicable ROFO Space, increasing Tenant’s Percentage of the Project, increasing the number of parking stalls which may be used by the Tenant, extending the Lease term with respect to the ROFO Space and such other changes as may be reasonably necessary. Landlord and Tenant shall execute, acknowledge and return a mutually acceptable amendment incorporating the above terms within ten (10) business days after exercise by Tenant of its rights under this Section 23(b).
(iii)    If Tenant does not timely elect to lease the ROFO Space set forth in a Landlord ROFO Notice, Landlord may lease all ore. portion of the ROFO Space offered to Tenant to any third party or parties with no further right or obligation to Tenant with respect to such ROFO Space; provided, however, if Landlord desires to enter into a lease transaction with another tenant with respect to the applicable ROFO Space on terms more than 10% more favorable to the third party tenant than those offered to Tenant, Landlord shall first offer Tenant such more favorable terms pursuant to the provisions of This Section 23(b). In the event Tenant does not elect to lease the ROFO Space set forth in a Landlord ROFO Notice and such space is leased to another tenant, such space shall no longer be subject to Tenant’s Right of First Opportunity under this Section 23(b).
(iv)    Notwithstanding anything herein to the contrary, Tenant’s Right of First Opportunity pursuant to this Section 23(b) is subject to any rights (including without limitation extension and expansion rights) of other existing tenants of the Project and/or other third parties as of the Effective Date and Landlord shall not be obligated to notify Tenant of the availability of any ROFO Space until such time as the rights of such existing tenants or other third parties have terminated or been waived.
(v)    The Right of First Opportunity granted to Tenant pursuant to this Section 23(b) is personal to Tenant identified above and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than a Permitted Transferee, except as otherwise agreed by Landlord in writing.
24.    MISCELLANEOUS
(a)    Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, overnight air courier or by mail, and if given by mail shall be mailed by certified mail, return receipt requested, addressed to Tenant or to Landlord at the street addresses designated in Section 1(i). Notice shall be deemed sufficiently given (i) when tendered, if written notice is personally delivered; or (ii) on the date delivered (or on the date delivery is refused) if sent by overnight air courier; or (iii) if mailed, three (3) business days after deposit of the above-described certified mail with the United States Postal Service. Either party may specify a different street address for notice purposes by written notice to the other
(b)    Quiet Enjoyment. Landlord covenants and agrees that upon Tenant’s paying the Rent required under this Lease and performing all of Tenant’s obligations under this Lease, neither Landlord, nor any party acting by or through Landlord, shall disturb Tenant’s quiet enjoyment of the Premises in accordance with this Lease.
(c)    Traffic Management. If the City of Seattle or any other governmental entity having jurisdiction over the Project, or if Landlord so requires, Landlord and Tenant agree to cooperate and use their reasonable good faith efforts to participate in traffic management programs generally applicable to businesses located in Seattle, Washington, and Tenant shall encourage its employees to actively participate in, and support, the governmental and/or Landlord’s programs which are designed to meet governmental requirements or goals, including but not limited to van and car pooling by office workers and service employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent Permitted by the requirements of Tenant’s business. Neither this Section nor any other provisions in this Lease, however, are intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.
(d)    Brokers. It is understood and agreed that there are no procuring brokers, salespersons or finders which were employed by Landlord or Tenant other than those listed in Section 1(g) of this Lease and each party agrees to indemnity and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified patty in conjunction with any such claim or claims of any other broker ‘or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040). Landlord and Tenant, by their execution of this Lease, each acknowledge that they have received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).
(e)    Intentionally Deleted.
(f)    Rules and Regulations. Tenant shall faithfully observe and comply with the “Project Rules and Regulations” and the “Parking Rules and Regulations,” copies of which are attached hereto as Exhibit E and Exhibit F, respectively, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to lime put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any of said Rules and Regulations.
(g)    Professional Fees. In the event of any litigation or other proceeding, declaratory or otherwise, arising out of this Lease, including an action to collect or enforce a judgment or order entered in any such litigation or proceeding, the prevailing party shall be entitled to recover from the nonprevailing party reasonably attorneys fees and costs, in an amount which will be fixed by the court. If Landlord engages counsel to enforce the terms of this Lease (including, but not limited to, for the purpose of preparing a delinquency notice), Tenant will reimburse Landlord for all attorneys’ fees incurred before the subject default is considered cured.
(h)    Definition of Landlord. The term “Landlord,” as used in this Lease, shall be limited to the owner or owners, at the time in question, of the fee title (which may be as a condominium unit) of the Project, or lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants under this Lease. The transferee or assignee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, from and after the date of transfer, assignment or conveyance. Landlord may transfer its interest in the Property, Project, Premises and/or this Lease without the consent of Tenant.
(i)    Limitation of Liability. In the event of an actual or alleged failure, breach or default hereunder by Landlord and/or enforcement of any indemnification made or given by Landlord, Tenant will look solely to Landlord’s interest in the Project and neither Landlord nor any partner, member, or shareholder of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord). Tenant agrees that neither Landlord nor any Landlord Parties will be personally liable for any judgment or deficiency. These covenants and agreements are enforceable by Landlord and any partner, member, shareholder, director, officer or agent of Landlord.
(j)    Intentionally deleted.

(k)    Waiver. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the pastes in the administration of the terms hereof be deemed a waiver of or in any way affect the rights of either party to insist upon the performance in strict accordance with said terms.
(l)    Joint and Several Liability. All parties executing this Lease as Tenant are jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease.
(m)    Financial Statements. Within ten (10) business days after receipt of a written request from Landlord in connection with a pending sale or financing of the Project, Tenant shall arrange for its Chairman to have a confidential conversation with a representative of such potential buyer or tender summarizing Tenant’s current general financial condition.
(n)    Independently Provided Services. This Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of services, which include, but are not limited to, telecommunications, office automation, repair, maintenance services; computer, and photocopying (“Independent Services”). Tenant acknowledges that Landlord has no obligation of any type concerning the provision of Independent Services, and agrees that any cessation or Interruption of Independent Services or any other act or neglect by the third party providing the Independent Services shall not constitute a default or constructive eviction by Landlord.
(o)    Interpretation. The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.
(p)    Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of Washington.
(q)    Successors and Assigns. Except as otherwise provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
(r)    Authority to Bind Landlord and Tenant. The individuals signing this Lease on behalf of Landlord hereby represent and warrant that they are empowered and duly authorized to bind Landlord to this Lease. The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease.
(s)    No Usury. No interest charged, or chargeable by Landlord under this Lease (including but not limited to the interest chargeable under Section 4(b) and/or any late charge, fee or other sum charged or withheld by Landlord and which is deemed to be interest) shall exceed the maximum amount of interest permitted by any applicable law. If any such interest, fee or charge would exceed such maximum, then such interest, fee or charge shall be automatically reduced to the maximum amount allowed by law and any sums already collected in excess of such maximum amount shall be refunded by Landlord in cash or by granting Tenant a credit in the applicable amount which credit shall be applied against the next Basic Rent coming due.
(t)    Excused Delays. Except as otherwise set forth below, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement act or omission of the public utility or others furnishing the Project with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party’s reasonable control. If this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Basic Rent, Additional Rent or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delay.
(u)    Terms, Gender, and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
(v)    Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution and delivery to both Landlord and Tenant.
(w)    Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
(x)    Prior Agreement or Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.
(y)    Severability. Any provisions of this Lease which shall prove to be invalid, void or illegal in no way affect, impair or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect.
(z)    Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

(aa)    Exhibits. Any exhibit attached to this Lease contains terms and conditions which are hereby incorporated herein by reference. In the event of any inconsistency between the terms in the Lease and those set forth in the exhibit, the terms of the exhibit shall prevail.
(bb)    Patriot Act Compliance.
a.Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
b.Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens Or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order, (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.
c.At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 24(bb).
(cc)    Conditions. Landlord’s obligations under this Lease are conditioned Landlord’s ability to obtain all necessary approvals and permits for the construction of the Tenant Improvements pursuant to this Lease on or before the date thirty (30) calendar days after the Effective Date. In the event the above condition is not met or waived by the specified date, this Lease shall terminate of the election of Landlord, in which event neither party shall have any further rights or obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.
LANDLORD:
EIGHT-EIGHTEEN STEWART, LLC,
a Washington limited liability company
By:    /s/ Michael Nelson
Its:    Sr. Investment Director
TENANT:
BALL JANIK LLP,
an Oregon limited liability partnership
By:    /s/ Bradley S Miller
Its:    Partner

STATE OF    Washington        )
) ss.
County of    King            )
I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
On this 19 day of July, 2010, before me personally appeared Bradley S. Miller to me known to be the Managing Partner of BALL JANIK LLP, an Oregon limited liability partnership, the limited liability partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability partnership, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said limited liability partnership.
WITNESS my hand and official seal hereto affixed the day and year first above written.
/s/ Penelope Moore
Type or Print Name:Penelope Moore
Notary Public in and for the State of Oregon, residing at 4802 SE 27th Ct. Gresham OR
My commission expires March 11, 2014

STATE OF WASHINGTON        )
) ss.
County of King            )
I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.
On this 20th day of July, 2010, before me personally appeared Michael Nelson to me known to be the Sr. Investment Director of EIGHT-EIGHTEEN STEWART, LLC, a Washington limited liability company, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument on behalf of said limited liability company.
WITNESS my hand and official seal hereto affixed the day and year first above written.
/s/ Leah K Anderson
Type or Print Name: Leah K. Anderson
Notary Public in and for the State of WA, residing at Seattle
My commission expires September 29, 2010

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
THE COMMERCIAL UNIT OF 818 STEWART, A CONDOMINIUM, ACCORDING TO THE DECLARATION THEREOF RECORDED UNDER RECORDING NO. 20080916000531 AND AMENDMENT(S) THERETO;
SAID UNIT IS LOCATED ON SURVEY MAP AND PLANS FILED IN VOLUME 253 OF CONDOMINIUMS, AT PAGES 020 THROUGH 028;
TOGETHER WITH THE RIGHTS APPURTENANT TO SAID UNIT INCLUDING ITS ALLOCATED INTEREST IN COMMON ELEMENTS AND EASEMENT RIGHTS.

EXHIBIT B
FLOOR PLAN OF PREMISES

EXHIBIT C
WORK LETTER AGREEMENT
This Wort Letter Agreement (“Work Letter Agreement”) is in addition to the terms and conditions set forth in and is made a part of the Lease by and between EIGHT-EIGHTEEN STEWART, LLC, a Washington limited liability company (“Landlord”) and BALL JANIK LLP, an Oregon limited liability partnership (“Tenant”).
1.Design of Tenant Improvements.
(a)    Tenant has retained the services of JPC Architects (the “TI Architect”) to prepare an initial plan and outline specifications {the ‘Conceptual Plans’) for the tenant improvements to be constructed by Landlord within the Premises (the “Tenant Improvements”). The Conceptual Plans are attached hereto as Exhibit C-1. Landlord shall fund the preparation of the Conceptual Plans up to the amount of $0.15 per Rentable Square Foot of the Premises. Landlord shall pay such costs within thirty (30) days after request by Tenant and presentation of invoices or other reasonable documentation of such costs. In the event that such costs exceed $0.15 per Rentable Square Foot of the Premises, such additional costs will be funded out of the available Tenant improvement Allowance (as defined below).
(b)    Based on the Conceptual Plans, Landlord shall cause the TI Architect, in cooperation with Landlord and Tenant, to prepare the Permit Plans and Final Plans for the Tenant improvements. Tenant shall provide timely input as requested by Landlord in order to allow the Permit Plans and the Final Plans to be prepared and finalized within the timeframes contemplated by the Work Schedule attached hereto as Exhibit C-2 (the “Work Schedule”). For the purposes of this Work Letter Agreement, the Conceptual Plan, Permit Plans, and Final Plans are collectively referred to as the “Tenant improvement Documents.” All Tenant Improvement Documents shall be subject to approval of Landlord, which approval shall not be unreasonably withheld. Landlord may retain (i) the services of the Project’s design-build mechanical, plumbing, electrical and fire-protection contractor(s)for the design and construction of those components of The Tenant Improvements, and (ii) its Project architect and any other consultant chosen by Landlord to review Tenant’s proposed Tenant Improvement Documents for compatibility with Building shell and core improvements, and the reasonable cost of such services shall be included in the TI Costs. Notwithstanding that any Tenant improvement Documents may be reviewed by Landlord or its construction professionals, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or its construction professionals, Landlord shall have no liability and shall not be responsible for any omissions or errors contained in the Tenant Improvement Documents. Except for substitutions approved by Landlord, the Tenant Improvement Documents shall be consistent with the Tenant Improvement Building Standards Manual, a copy of which has been provided to Tenant. Neither the Landlord not Tenant may make changes to the Final Plans after approval of the same by Landlord, except as provided by Section 2(b) below.

2.    Construction of Tenant Improvements.
(a)    Landlord shall work with Pennon Construction or other reputable contractor chosen by Landlord (the “Contractor”) for construction of the Tenant Improvements. It is the intent of Landlord and Tenant that Landlord shall enter into a separate Guaranteed Maximum Price Contract (the “GMP Contract”) with Contractor for construction of the Tenant Improvements and that Contractor will competitively bid the subcontracts to qualified subcontractors (with the exception of design-build mechanical, electrical, plumbing and fire-protection subcontractors that have been pre-selected by Landlord) with final subcontracts being awarded by Contractor. After the Tenant Improvement Documents have been prepared, and approved by the parties, final pricing has been approved by Landlord and building permits have been issued, the Premises shall be constructed by the Contractor in accordance with the Final Plans. Landlord shall coordinate the completion of the Tenant Improvements and shall use its good faith efforts to secure substantial completion of the Tenant Improvements by the Estimated Commencement Date.
(b)    No changes may be made to the Tenant Improvement Documents after the approval of the same by Landlord, except as provided below:
(i)    Changes required by the permitting or inspecting authority (“City Changes”) may be made as required to secure building permits or occupancy permits and are subject to the following conditions. Landlord shall inform Tenant and the TI Architect of City Changes and shall provide Tenant an estimate of the cost and schedule impact of the same;
(ii)    Changes required due to the unavailability of materials specified (“Changed Materials”) may be made if the Landlord reasonably believes that materials specified in the Final Plans cannot be timely acquired and may cause a delay to the Estimated Commencement Date. Landlord shall inform Tenant and the TI Architect of the need for Changed Materials and shall provide Tenant with the schedule impact associated with their rejection of the request for Changed Materials and with the alternative specifications and cost of the Changed Materials that would comply with the Estimated Commencement Date objective. Tenant shall have three (3) business days to either reject or approve Landlord’s request for Changed Materials; or
(iii)    Changes to design, materials or specifications to the Tenant Improvement Documents (“Tenant Change(s)”) may be requested in writing by Tenant. All Tenant Changes shall be subject to the prior written approval of Landlord. Upon receipt of a request by Landlord for a Tenant Change, Landlord shall provide Tenant with an estimate of the cost and schedule adjustments associated with the Tenant Change(s). If Tenant approves such estimate and schedule adjustment, it shall notify Landlord In writing within three (3) business days and the applicable Tenant Change will be incorporated into the Tenant Improvements. If Tenant fails to approve such estimate and schedule adjustment within three (3) business days after submission thereof, such failure shall be deemed a disapproval and Landlord’s Contractor shall proceed with the work as set forth in the applicable Tenant Improvement Documents.

3.    Cost of Tenant Improvements.
(a)    Landlord will provide a “Tenant improvement Allowance” in the amount of $100.00 per Rentable Square Foot of the Premises to be used toward the hard and soft costs incurred in connection with the Tenant Improvements including without limitation the costs reflected in the GMP Contract, Washington State Sales Tax, costs of preparing the Tenant Improvement Documents, costs of permits, and all other applicable costs associated with the design and construction of the Tenant Improvements pursuant to this Work Letter Agreement (collectively, the “TI Costs”). The Tenant Improvement Allowance shall be disbursed by Landlord to its Contractor or vendors, in accordance with its approved monthly construction draw requests. Landlord shall not charge a construction management fee.
(b)    Any TI Costs estimated to be in excess of the Tenant Improvement Allowance, including any excess costs resulting from any approved changes to the Tenant Improvement Documents (the “Extra Tenant Improvement Costs”) shall be paid by Tenant into Landlord’s construction escrow account simultaneously with execution by Landlord of the GMP Contract, or change order, as applicable. Monthly draws from the funds deposited by Tenant will be made proportionately based on the respective amount of the Tenant Improvement Allowance and the Tenant deposited funds.
(c)    If and to the extent the full Tenant Improvement Allowance is not fully expended on TI Costs, and provided that the Premises have been Substantially Completed in accordance with the Tenant Improvement Documents, any remaining balance will be provided to Tenant as soon as practicable after final reconciliation of the TI Costs but not earlier than the date sixty (60) days after the later to occur of the Commencement Date or Tenant’s execution of the Lease Confirmation.
(d)    Tenant will, at its sole cost and expense, pay for any improvements to the Premises not expressly included in the Tenant Improvement Documents and shall arrange for the installation of all Tenant’s furniture, fixtures, equipment, wiring and cabling associated with its business (“Tenant’s Work”). Costs associated with Tenant’s Work shall be the sole responsibility of Tenant.
4.    Substantial Completion; Punch List; Delays in Completion.
(a)    The terms “Substantial Completion,” “substantially complete” and words of similar import as used in the Lease with respect to the construction of the Tenant Improvements shall mean the date that (i) the TI Architect certifies that the work to be performed by Landlord under this Work Letter Agreement has been substantially completed pursuant to the Tenant Improvement Documents and (ii) Landlord has obtained a certificate of occupancy (or such other approval from the City of Seattle for the occupancy of the Premises). The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially Interfere with Tenant’s use and enjoyment of the Project remain to be performed (items normally referred to as “punch list” items) Certification by the TI Architect as to the Substantial Completion of the Tenant Improvements shall be conclusive and binding upon Landlord and Tenant. By taking occupancy of the Premises, Tenant shall be deemed to have accepted the Tenant Improvements as substantially complete, except as to punch list items. Landlord and Tenant shall schedule regular project coordination meetings. Tenant shall be allowed by Landlord to enter upon the Premises at mutually agreeable times to inspect the progress of the Tenant Improvements.
(b)    Landlord shall provide Tenant with written notice not less than ten (10) business days prior to the date Landlord believes Substantial Completion will occur. On the date specified in the notice to the Tenant, the Tenant shall have its authorized representative meet at the Premises to inspect the Project and Premises with a knowledgeable representative of the Landlord (the “Inspection”). During such Inspection, the parties shall agree upon a punch list of items necessary to be completed by Landlord as Soon as reasonably practicable The existence of such punch list items, and Landlord’s correction and repair of the same, shall not, by themselves, postpone either the Commencement Date of this Lease, execution of the Lease Confirmation or the obligation of the Tenant to pay Rent provided the punch list items are completed as soon as reasonably practicable.
(c)    Notwithstanding anything in this Work Letter Agreement or the Lease to the contrary, if and to the extent there shall be a delay in Substantial Completion of the Tenant Improvements or the issuance of a certificate of occupancy or other approval allowing occupancy of the Premises as a result of:
(i)    Tenant’s failure to respond to any material item or perform any other material obligation under this Work Letter Agreement within three (3) business days after receipt of notice from Landlord;
(ii)    Tenant’s request for Tenant Changes;
(iii)    Changes to the Tenant Improvement Documents requested by Tenant or applicable governmental authorities or resulting from material inaccuracies or deficiencies in the applicable Tenant Improvement Documents;
(iv)    Tenant’s material interference with Landlord’s construction of the Building or the Premises during Tenant’s Work within the Premises (whether such Work is performed by Tenant or its contractor or by Landlord or its contractor on Tenant’s behalf);
(v)    Failure of the City of Seattle to issue a certificate of occupancy or other approval required to allow occupancy, pending completion of any of Tenant’s Work or other installations to be completed by Tenant;
(vi)    Failure of Tenant to approve the Permit Plans and/or Final Plans within the timeframes set forth in the Wore Schedule,
(vii)    Failure by Tenant to approve requests by Landlord for City Changes and/or Material Changes

the same shall constitute a “Tenant Delay” and each day of such delay shall be deemed a day of “Tenant Delay”. In the event of Tenant Delay(s) (A) the Commencement Date shall be deemed to occur on the date on which the Commencement Date would have occurred if not for the applicable Tenant Delay(s), and (B) Tenant shall be obligated to commence the payment of Rent as specified in Section 4 of the Lease as If there had been no delay in the Commencement Date resulting from the Tenant Delay(s).
5.    Moving Allowance. Landlord shall provide Tenant with an allowance of $5.00 per rentable square foot of the Premises to defray Tenant’s third party expenses in relocating to the Premises and the cost of cabling and other non-leasehold improvements (the “Allowance”). Landlord shall pay Tenant the Allowance within sixty (60) days after the Commencement Date, as confirmed by Tenant’s executed and delivered Lease Confirmation. In the event such Allowance is not paid when due, Tenant may provide Landlord with a reminder notice that Tenant has not received the Allowance. In the event Landlord fails to pay the Allowance to Tenant within ten (10) days after receipt of the reminder notice, Tenant may offset such unpaid amount for Rent next owing under this Lease.

EXHIBIT C-1
CONCEPTUAL PLANS

EXHIBIT C-2
WORK SCHEDULE

Description of Work Schedule Milestone	Milestone Completion Date
Lease Agreement fully executed with approved Conceptual Plan	Tuesday, July 13, 2010
TI Architect publishes Permit Plans	Tuesday, July 20, 2010
Pennon Construction Provides Preliminary Pricing	Monday, July 26, 2010
Tenant/Landlord Approval of Permit Plans & Preliminary Pricing	Tuesday, July 27, 2010
TI Architect files for TI Building Permit with City of Seattle	Tuesday, July 27, 2010
Pennon Construction Orders Long Lead Inventory	Wednesday, July 28, 2010
TI Architect publishes Final Plans	Tuesday, August 3, 2010
TI Building Permit Issued by City of Seattle	Friday, August 6, 2010
Pennon Construction provides GMP Pricing	Tuesday, August 10, 2010
Landlord Approval of Final Plans & GMP Pricing	Friday, August 13, 2010
Landlord executes Contract with TI Contractor	Friday, August 13, 2010
TI Contractor commences Tenant Improvement Construction	Monday, August 16, 2010
Approval to Occupy issued by City of Seattle	Monday, November 1, 2010
Tenant executes Lease Confirmation Plan	Monday, November 1, 2010
Tenant Occupancy	Monday, November 1, 2010

EXHIBIT D
STANDARDS FOR UTILITIES AND SERVICES
1.The following Standards for Utilities and Services are in effect Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto. Landlord shall:
(a)    Provide non-attended automatic elevator facilities Monday through Friday, except holidays, from 7 A.M. to 7 P.M. and have one elevator available at all other times.
(b)    On Monday through Friday, except holidays, from 7 A.M. to 6 P.M., and on Saturday mornings from 9 A.M. to 12:00 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are dosed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Project chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen’s wages for air conditioning mechanics.
(c)    Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Project Standard office lighting and fractional horsepower office business machines in the amount of approximately .003 KW per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the terms, classifications and rates charged to similar consumers by said public utility serving the neighborhood in which the Project is located. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, the excess cost shall be established by an independent licensed engineer. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wire, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by

Landlord for such excess charge shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Project or the riser or wiring installations.
(d)    Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.
(e)    Provide janitorial service to the Premises nightly, Sunday through Thursday, excluding legal holidays as set forth below, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord.
i    Carpeted Floors:
A.    All carpeted floors will be vacuumed, moving all light furniture such as chairs.
B.    All furniture will be replaced to its original position.
C.    Vacuum under all desks and large furniture, where possible.
ii    Uncarpeted Floors:
A.    All hard surfaced floors wilt be dust mopped nightly using a treated dust mop, moving ell light furniture.
B.    All furniture will be replaced to its original position.
C.    Mop under all desks and large furniture where possible.
D.    Spot clean where necessary to remove spills and smudges and spray buff as necessary.
iii    Dusting:
A.    Using a treated dust cloth, wipe all furniture tops, legs.

B.    Wipe clean telephones and other accessories.
C.    Dust wipe all horizontal surfaces within reach, including window ledges, wainscots, baseboards, ledges, moldings and sills on glass and banker-type partitions.
D.    Papers left on desk tops will not be moved.
iv    Furniture and Accessories:
A.    Wash whiteboards upon request.
B.    Empty all waste baskets and replace liners where necessary.
v    Doors and Walls:
A.    All doors, jambs, walls, window mullions, and glass partitions will be spot cleaned to remove streaks, smudges, fingermarks, spills and stains, paying particular attention to walls around switchplates and door jambs and doors around knob and opening edges.
vi    Trash Removal:
A.    All trash from wastebaskets, or other debris will be removed from the Premises and deposited in the trash area.
vii    Glass Partitions and Doors:
A.    All interior glass (excluding perimeter windows) will be spot cleaned and left in a uniformly bright, clean condition.
2.    In addition to the above, Landlord may elect at some time in the future, and from time to time, to provide or make available to Tenant or Tenant’s telecommunications service provider, certain Project risers, telecommunications closets and/or cabling within the Project risers (collectively the “facilities” or “telecommunications facilities”). Such facilities will be made available to the Tenant and/or the Tenant’s telecommunications service provider on such terms and conditions as may be determined by Landlord from time to time including, but not limited to the terms and provisions as outlined in a telecommunications license agreement with Tenant and/or such telecommunications service provider.
3.    Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning, electric systems and/or telecommunications facilities, when necessary, by reason of accident or emergency or in order for Landlord to make such repairs, alterations or improvements, which in the judgment of Landlord are desirable or necessary to be made. Such cessation or reduction of service shall continue until such emergency has ended or until the repairs, alterations or improvements have been completed as the case may be.

EXHIBIT E
PROJECT RULES AND REGULATIONS
1.Sign. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project, the Premises or the surrounding area without the written consent of Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant, Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of the Premises.
2.    Directory. The bulletin board or directory of the Project will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom.
3.    Access. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, exits, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Project.
4.    Locks. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord.
5.    Restrooms. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees, sublessees, assignees, agents, licensees, or invitees, shall have caused it.
6.    No Defacing Premises. Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations), and shall not in any way deface the Premises or any part thereof.
7.    Safes and Heavy Equipment. No furniture, freight or equipment of any kind shall be brought into the Project and/or Common Areas without the consent of Landlord and all moving of the same into or out of the Project and/or Common Areas shall be done at such lime and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the times and manner of moving all furniture, freight and heavy equipment in and out of the Project and/or Common Areas, including, but not limited to, requirements for the protection of floor coverings, walls and other surfaces during such moves. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Project and/or Common Areas by moving or maintaining any such safe or other property shell be repaired at the expense of Tenant. There shall not be used in any Premises, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards, Elevators must be padded while moving freight via the elevators. All such heavy equipment shall be subject to the requirements of Rule 26 below,
8.    Janitorial Services. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the presentation of good order and cleanliness. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall riot include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitorial service will not be furnished on nights when roams are occupied until after 9:30 p.m. Window cleaning shall be done only by Landlord and only between 4:00 a.m. and 5:00 p.m.
9.    Nuisance. Tenant shall not use, keep or permit to be used or kept any food or noxious gas or substance in the Premises, or permit or suffer the. Premises to be occupied or used in a manner offensive or objectionable to landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project No animals (other than those aiding the disabled such as “seeing eye” dogs) or birds shall be brought in or kept in or about the Premises or the Project and/or Common Areas. No Tenant shall make or permit to be made any disturbing noises or disturb or interfere with occupants of the Project, or with those having business with such occupants by the use of any musical Instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways.
10.    Permitted Use. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No Tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.
11.    Hazardous Substances. Other than ordinary office supplies and materials used and stored in accordance with applicable laws, ordinances, governmental rules and regulations, Tenant shall not use or keep in the Premises or the Project and/or common Areas any kerosene, gasoline or inflammable or combustible fluid or material or any Hazardous Substance as defined in Section 49 of the Lease (including but not limited to asbestos or lead based paints) or use any method of heating or air conditioning other than that supplied by Landlord.

12.    Telephones. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.
13.    Keys. All keys to the Project, Premises, rooms and toilet rooms shall be obtained from Landlord’s office, and Tenant shall not from any other source duplicate or obtain keys or have keys made. The Tenant, upon termination of the tenancy, shall deliver to Landlord the keys to the Project, Premises, rooms and toilet rooms which shall have been furnished and shall pay Landlord the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.
14.    Floor Covering. No Tenant shall lay linoleum, file, carpet or other similar floor coverings so that the same shall be affixed to the floor or the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, agents, sublessees, licensees, employees or invitees, the floor covering shall have been laid.
15.    Project Closure. During all hours on Saturdays, Sundays, legal holidays and on weekdays between the hours of 7:00 p.m. and 7:00 a.m. the following day, access to the Project or to the halls, corridors, or stairways in the Project, or to the Premises may be refused unless the person seeking access is known to any person or employee of the Project in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project and/or Common Areas of any person. In case of invasion, mob, riot, public excitement, or other commotion or any structural damage from any cause whatsoever, Landlord reserves the right to prevent access to the Project and/or Common Areas during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of the Project and/or Common Areas and property located therein. Anything to the foregoing notwithstanding, Landlord shall have no duty to provide security protection for the Project and/or Common Areas at any time or to monitor access thereto.
16.    Premises Closure. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Project and that all water faucets, water apparatus and electricity are entirely shut off before Tenant or Tenant’s employees leave the Project. Tenant shall be responsible for any damage to the Project and/or Common Areas or other tenants caused by a failure to comply with this rule.
17.    Disorderly Conduct. Landlord reserves the right to exclude or expel from the Project and/or Common Areas any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.
18.    Tenant Requests. Any requests of Tenant will be considered only upon application at the office of Landlord. Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
19.    Vending Machines. No vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld.
20.    Project Name and Address. Landlord shall have the right, exercisable upon thirty (30) days prior written notice to Tenant, to change the name and/or the street address of the Project of which the Premises is a part.
21.    Fire Regulations. Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the names of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.
22.    Tenant Advertising. Without the written consent of Landlord, Tenant shall not use the name of the Project and/or Common Areas in connection with or in promotion or advertising the business of Tenant except as Tenant’s address.
23.    Emergency Information. Tenant must provide Landlord with names and telephone numbers to contact In case of emergency. Tenant must fill out a tenant emergency information sheet and return it to Landlord’s office within three (3) days of occupancy.
24.    Installation of Burglar and Informational Services. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.
25.    Deliveries. The Project freight elevator(s) shall be available for use by all tenants in the Project, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other properly will be received in the Project or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m., or on Saturday or Sunday. Deliveries shall be limited as set forth in the Lease. No deliveries shall be made which impede or interfere with other tenants or the operation of the Project.
26.    Floor Loads. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Project and/or Common Areas. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be prodded at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Project and/or Common

Areas or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Project, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Project and/or Common Areas must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Project and/or Common Areas by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant
27.    Energy Conservation. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Project’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed.
28.    No Antennas. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Project and/or Common Areas without obtaining Landlord’s prior approval as set forth in the Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.
29.    No Soliciting. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project and/or Common Areas are prohibited, and Tenant shall cooperate to prevent such activities.
30.    Prohibited Uses. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except that use by Tenant of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens, dishwashers and refrigerators for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
31.    Enforcement of Rules. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other Tenant but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.
32.    Lease. These Rules and Regulations are in addition to, and are made a part of, the terms, covenants, agreements and conditions of Tenant’s Lease of its Premises in the Project.
33.    Additional Rules. Landlord reserves the right to make such other Rules and Regulations or amendments hereto as, in its reasonable judgment, may from Time to time be needed for safety and security, for care and cleanliness of the Project and/or Common Areas and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34.    Observance of Rules. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, licensees, sublessees, assigns, and invitees.
35.    Loading Dock and Service Corridor. The loading dock and service corridor are not for the use of the general public and Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project or its tenants, or invitees; provided that Tenant or its building-approved contractors shall be able to use the loading dock in its normal course of loading and unloading activities, for articles to be delivered to or received from the Tenant’s premises. Children under the age of 18 are specifically prohibited from being in the loading dock and service corridor area at any time, unless prior written permission is received from Landlord.
36.    Smoking. As more fully set forth in the Lease, Landlord has designated all or certain interior portions of the Project as smoke free zone(s), which smoke tree zones may be changed from time to time as Landlord may determine. The Tenant shall not permit smoking in the Premises.
37.    Tenant Handbook. Tenant shall conform to, and follow, such other rules and regulations as shown in the Tenant’s Handbook, as the same may be revised and amended from time to time. A copy of the current Tenant’s Handbook has been provided to Tenant.

EXHIBIT F
PARKING RULES AND REGULATIONS
The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Project.
1.Subject to the provisions of Section 1(h) and Section 20 of the Lease, Landlord hereby grants to Tenant and Tenant’s customers, suppliers, employees and invitees, a nonexclusive license to use the designated parking areas in the Project on an unreserved, first come, first serve basis for the parking of motor vehicles during the term of this Lease. Landlord may make valet or assisted parking available. Landlord reserves the right at any time to grant similar reserved and/or non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants, employees, invitees, contractors and/or customers or visitors to designate specific spaces for the use of any tenant, to make changes in parking layout from time to time, and to establish reasonable time limits on parking.
2.    Landlord reserves the right to charge for parking and/or parking permits at the rates as set forth in Section 20 of the Lease. The monthly rate for the purchase of parking permits and/or rental of parking spaces (together with all sales and other governmental taxes thereon) is payable one (1) month in advance to the authority named by Landlord and must be paid prior to the first day of each month. Failure to do so may cancel parking privileges and a charge at the prevailing rate may be charged. No deductions and/or and allowances from the rate will be made for days user does not use the parking facility. Monthly parking rates (and the sales and other governmental taxes thereon) are payable without the submission of an invoice or statement and a late charge, equal to the daily posted maximum charge may be Imposed for each day beyond the fifth working day of each month.
3.    Parking stickers or any other device or form of identification supplied by Landlord and/or Parking Operator shall remain the property of Landlord and/or Parking Operator. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge payable by Tenant or Tenant’s employee for the loss of any parking identification device.
4.    Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Parking Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Parking Rules and Regulations.

5.    Loss or theft of parking identification devices from automobiles must be reported immediately, and a lost or stolen report must be filed by the customer at that time. Landlord and/or Parking Operator has the right to exclude any vehicle from the parking facilities that does not have an identification device.
6.    Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.
7.    Except as may be provided by Landlord by valet or assisted parking services, every parker is required to park and lock his own vehicle. All responsibility for damage to vehicle is assumed by the parker. Landlord and/or Parking Operator shall not be responsible for any theft or vandalism to Tenant’s vehicle or contents while parked in this parking facility.
8.    Tenant shall not park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for valet, other tenant’s reserved stalls, handicapped, van pool and car pool parking or parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas other than automobiles, motorcycles, motor driven bicycles or 4-wheeled trucks.
9.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
10.    Vehicles must be parked entirely within the painted stall lines of a single parking stall.
11.    All directional signs and arrows must be observed.
12.    The speed limit within all parking areas shall be 5 miles per hour.
Parking is prohibited by Tenant:
(a)    in areas not striped for parking;
(b)    in aisles unless provided for by valet or assisted parking services;
(c)    where no parking” signs are posted:
(d)    on ramps;
(e)    in cross hatched areas; and

(f)	in such other areas, as may be designated by Landlord or Landlord’s Parking Operator.
13.    Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, invitees, licensees, or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers or vehicles owned or operated by its employees and agent.

14.    Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal at the owner’s expense.
15.    Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

EXHIBIT G
LEASE CONFIRMATION
TO:                        Date:

Re:
Lease dated __________________, 20___, between EIGHT-EIGHTEEN STEWART, LLC, a Washington limited liability company, Landlord, and ______________________, Tenant, concerning Suite ______, located at _____-_________, Seattle, Washington.

Gentlemen:
In accordance with the subject Lease, we wish to advise and/or confirm as follows:
1.That the premises have been accepted herewith by the Tenant as being substantially completed in accordance with the subject Lease and that there is no deficiency in construction subject to punch list hems.
2.    That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the term of said Lease shall commence as of _____________ for a term of ________________________________, and shall expire on _____________________________.
3.    That in accordance with the subject Lease, rental commenced to accrue on _____________________________.
4.    If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.
5.    Rent is due and payable in advance on the first day of each and every month during the term of said Lease without prior notice. Rent checks should be made payable to Schnitzer West, LLC and mailed to Schnitzer West, LLC, 818 Stewart Street, Suite 700, Seattle, Washington 98101 or to such other address as Landlord may direct from time-to-time.
6.    The exact number of rentable square feet within the Premises is _______________ square feet.
7.    Tenant’s Percentage, as adjusted based upon the exact number of rentable square feet within the Premises is ________________%.
8.    If applicable, Basic Rent as set forth in Section 1(c) shall be revised to take into account the actual number of rentable square feet of space in the Premises as determined pursuant to Section 2 of the Lease.

AGREED AND ACCEPTED:
LANDLORD:
EIGHT-EIGHTEEN STEWART, LLC,
a Washington limited liability company
By:
Its:
TENANT:

By:
Its:

EXHIBIT H
FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Bank of America, N.A.
RE Bank — Loan Administration
WA1-501-37-54
P.O. Box 3686
Seattle, WA 98124-3686
Attn:_______________________

[SPACE ABOVE LINE FOR RECORDERS USE ONLY]
Grantor (Tenant):            BALL JANIK LLP
Grantee:                BANK OF AMERICA, N.A.

Abbreviated Legal Description:	LOTS 9-11 and PTN. LOT 12, BLOCK 26, SARAH A. BELL’S 2nd ADD., VOL 1, P. 121, KING COUNTY, WASHINGTON.
Complete legal description on Exhibit A attached hereto.
Assessor’s Tax Parcel Nos .        066000-0670-00, 066000-0685-03
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
This SUBORDINATION, NOND1STURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of ___________, 2010 (the “Effective Date”), between BANK OF AMERICA, N.A., a national banking association, whose address is REB Loan Administration, WA1-501-37-54, 800 Fifth Avenue, 37th Floor, Seattle, Washington 98104 (“Mortgagee”), in its capacity as Administrative Agent for the Lenders (“Lenders”) from time to time party to the Loan Agreement referred to below, and BALL JANIK LLP, an Oregon limited liability partnership, whose address is 101 SW Main Street, Portland, Oregon, 97204 (“Tenant”), with reference to the following facts:
A.    EIGHT-EIGHTEEN STEWART, LLC, a Washington limited liability company (“Landlord”), owns the real property located at 818 Stewart Street, Seattle, WA (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule A.

B.    Pursuant to a Construction Loan Agreement dated as of July 30, 2007 (as amended, the “Loan Agreement”), Lenders made a loan to Landlord in the original principal amount of $73,711,000.00 (the “Loan”).
C.    To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Deed of Trust, Assignment of Rents and Leases and Security Agreement dated June 30, 2007, for the benefit of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) recorded under King County Recording No. 20070730001260.
D.    Pursuant to a Lease, dated as of July 19, 2010 (the “Lease”); Landlord demised to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”).
E.    Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.
NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:
1.Definitions. The following terms shall have the following meanings for purposes of this Agreement.
1.1    Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.
1.2    Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.
1.3    Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
1.4    Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.5    Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.
1.6    Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.
1.7    Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
2.    Subordination. The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.
3.    Nondisturbance, Recognition and Attornment.
3.1    No Exercise of Mortgage Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.
3.2    Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenants possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.
3.3    Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.
4.    Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
4.1    Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)
4.2    Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.
4.3    Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation.”
4.4    Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee’s written consent, other than pursuant to any right to extend the term of the Lease.
4.5    Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.
4.6    Construction-Related Obligations. Any Construction-Related Obligation of Landlord under the Lease. Notwithstanding the foregoing, provided there is then no uncured default by Tenant under the Lease, Successor Landlord shall be bound by Landlord’s obligations under Paragraph 3 of the Work Letter attached as Exhibit C to the Lease for payment of the unexpended “Tenant Improvement Allowance”; provided, however, that Successor Landlord’s liability for payment of the unexpended Tenant Improvement Allowance shall not exceed (a) the amount of Loan proceeds allocated for payment of tenant improvement costs under the Lease (i.e. $60.00 per square foot) plus funds deposited by Landlord with Administrative Agent pursuant to the Loan Agreement for payment of the Tenant Improvement Allowance (collectively, the “Tenant Improvement Funds”), minus (b) the amount of Tenant Improvement Funds which have previously been disbursed by Administrative Agent to Landlord. However, Successor Landlord shall have no obligation to Tenant to pay any portion of the Tenant Improvement Funds unless Tenant then acknowledges in writing that payment of the maximum amount required of Successor Landlord hereunder will satisfy Landlord’s obligations under the Lease for payment of the Tenant Improvement Allowance (even if such amount is not sufficient to pay the full amount otherwise owing to Tenant under Paragraph 3 of the Work Letter).
5.    Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.
6.    Mortgagee’s Right to Cure.
6.1    Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.
6.2    Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.
6.3    Extended, Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee’s cure period shall continue for such additional time (the “Extended Cure Period’) as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.
7.    Confirmation of Facts. Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:
7.1    Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenants Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.
7.2    Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3    No Landlord Default. To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.
7.4    No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.
7.5    No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).
7.6    Commencement Date. The “Commencement Date” of the Lease is anticipated to be November 1, 2010.
7.7    Acceptance. Except as set forth in Schedule B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.
7.8    No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.
7.9    Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.
8.    Miscellaneous.
8.1    Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).
8.2    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
8.3    Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

8.4    Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the patties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord’s entering into the Lease.
8.5    Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.
8.6    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Washington, excluding its principles of conflict of laws.
8.7    Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
8.8    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
8.9    Mortgagee’s Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee’s entry into this Agreement has been duly authorized by all necessary actions.
IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.
MORTGAGEE
BANK OF AMERICA, N.A.,
a national banking association
By:
Name:
Title:
TENANT
BALL JANIK LLP,
an Oregon limited liability partnership

By:
Name:
Title:
[insert acknowledgments]

LANDLORD’S CONSENT
Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.
LANDLORD
EIGHT_EIGHTEEN STEWART, LLC,
a Washington limited liability company
By:
Name:
Title:

SCHEDULE A
Legal Description of Landlord’s Premises
THE COMMERCIAL UNIT OF 818 STEWART, A CONDOMINIUM, ACCORDING TO THE DECLARATION THEREOF RECORDED UNDER RECORDING NO. 20080916000531 AND AMENDMENT(S) THERETO;
SAID UNIT IS LOCATED ON SURVEY MAP AND PLANS FILED IN VOLUME 253 OF CONDOMINIUMS, AT PAGES 020 THROUGH 028;
TOGETHER WITH THE RIGHTS APPURTENANT TO SAID UNIT INCLUDING ITS ALLOCATED INTEREST IN COMMON ELEMENTS AND EASEMENT RIGHTS.

EXHIBIT I
FORM OF ESTOPPEL CERTIFICATE
[Tenant’s Letterhead)
Date:
[Addressee and address]
Attn:
PE.    Name of Transaction
Name of Project
Address (Including zip code)
Tenant’s Floor and Suite #
Ladies and Gentlemen:
It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.
The undersigned, as Tenant, under that certain lease dated _______________, made with _________________, as Landlord, hereby ratifies said lease and certifies that to its actual knowledge:
1.    the “Commencement Date” of said lease is _________________; and

2.	the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

3.
the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4.	the current base rental payable pursuant to the terms of said lease is $__________ per annum; and further, additional rental pursuant to said lease is payable as follows: ____________________; and

5.
said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated_________), and neither party thereto is in default thereunder; and

6.	the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

7.	the term of said lease expires on_____________________; and

8.	all conditions under said lease to be performed by the Landlord have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

9.	all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received; and

10.	on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the Landlord; and

11.	no rental has been paid in advance and no security (except the security deposit in the amount of $________________) has been deposited with Landlord; and

12.	Tenant’s premises floor area is _________________ square feet; and

13.
the most recent payment of current basic rental was for the payment due on _________________, 20__, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

14.
the undersigned acknowledges notice that Landlord’s interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to Landlord. In the event that _______________________, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, Tenant agrees that it shall pay its rent and all such other sums to lender.

Very truly yours,

(Tenant)
By:
Its:

EXHIBIT J
LIST OF PROHIBITED USES
The following uses are prohibited:
1. The retail sale of coffee and/or espresso drinks as a primary business.
2. Title insurance, escrow and related services.
3. Leases to or use by tenants or occupants using any of the following names: Fidelity National Title: Chicago Title, TICOR Title, LandAmerica, Stewart Title, Commonwealth Title, Lawyers Title, Rainier Title, Transnation Title, United General Title, Security Title, Old Republic Title.
4. Leases to or use by any of the following nationally recognized software consulting companies: AMS (formerly American Management Systems, Inc.), Arthur D. Little, Inc., AT Kearney, Bain & Company, Bearing Point, Booz Allen Hamilton, Boston Consulting Group (BCG), Cambridge Technology Partners, Cap Gemini Ernst & Young, Convergys, Diamond Cluster International, Inc., Electronic Data Systems (EDS), HP Services (formerly Hewlett-Packard/Compaq) HPS, IBM Global Services (formerly International Business Machines Corporation), IBM Informix (formerly Informix), Infosys, International Business Machines Corporation, Keane, McKinsey & Company, NEC, Oracle Corporation (formerly Oracle), Perot Systems Corporation, SAIC, SAP, Sapient Corporation, Scient (formerly iXL Enterprises, Inc.), Siemens Business Services, TCS (Tata Consultancy Services), Unisys, and Wipro Technologies, or successor entities resulting from the merger or consolidation of one or more of the above companies to the extent such successor entity is also a direct competitor of Tenant.
5. Leases to or use by tenants or occupants as a bank, mutual savings bank, savings and loan association, credit union or other financial institution or the placement or operation of an ATM, cash machine or similar device.

EXHIBIT B
Tenant’s Property
Detail By Location &
GL - Federal
Seattle, Washington Office
September 30, 2014 Asset Detail
Property Description
Furn / Fix
Conference Table
Conference Room Chair (1 of 8)
Conference Room Chair (2 of 8)
Conference Room Chair (3 of 8)
Conference Room Chair (4 of 8)
Conference Room Chair (5 of 8)
Conference Room Chair (6 of 8)
Conference Room Chair (7 of 8)
Conference Room Chair (8 of 8)
Bookcase 36x60
Bookcase 36x60
Bookcase 36x60
Shawl Lounge Chair (1 of 2)
Shawl Lounge Chair (2 of 2)
Curio Side Table
Secretarial Station - Space 1107
Secretarial Station - File Cabinet
Secretarial Station - File Cabinet
Secretarial Station - Space 1106
Secretarial Station - File Cabinet
Secretarial Station - File Cabinet
Secretarial Station - Space 1125
Secretarial Station - File Cabinet
Secretarial Station - File Cabinet
Conference Room Chair (1 of 12)
Conference Room Chair (2 of 12)
Conference Room Chair (3 of 12)

Conference Room Chair (4 of 12)
Conference Room Chair (5 of 12)
Conference Room Chair (6 of 12)
Conference Room Chair (7 of 12)
Conference Room Chair (8 of 12)
Conference Room Chair (9 of 12)
Conference Room Chair (10 of 12)
Conference Room Chair (11 of 12)
Conference Room Chair (12 of 12)
Large Conf Room : Granite Table
Kitchen: Square Table
Kitchen: Square Table
Kitchen: Blue Chair (1 of 8)
Kitchen: Blue Chair (2 of 8)
Kitchen: Blue Chair (3 of 8)
Kitchen: Blue Chair (4 of 8)
Kitchen: Blue Chair (5 of 8)
Kitchen: Blue Chair (6 of 8)
Kitchen: Blue Chair (7 of 8)
Kitchen: Blue Chair (8 of 8)
Work Room : Table 60x27 (5 of 8)
Work Room : Table 60x27 (6 of 8)
Work Room : Table 60x27 (7 of 8)
Work Room : Table 60x27 (8 of 8)
Work Room : Task Chair (1 of 8)
Work Room : Task Chair (2 of 8)
Work Room : Task Chair (3 of 8)
Work Room : Task Chair (4 of 8)
Work Room : Task Chair (5 of 8)
Work Room : Task Chair (6 of 8)
Work Room : Task Chair (7 of 8)
Work Room : Task Chair (8 of 8)
Desk with Return
Lateral File
Lateral File
Desk with Return
Desk with Return
Credenza
Lateral File
Bookcase
Desk Chair
Desk Chair
Desk Chair
Side Chair
Side Chair

Side Chair
Side Chair
Side Chair
Side Chair
Side Chair
Side Chair
Lateral File
Lateral File
Andy Full Back Chair
Office Equipt
Samsung 40” TV
Cisco Phone System
Large Conf Room : Low Voltage Grommets
Large Conf Room : Low Voltage Grommets
Large Conf Room : 60” Television
Small Conf Room : Low Voltage Grommets
L.H.I.
Conference Room Buildout Seattle
Seattle Conference Room
Seattle Conference Room
Conference Room
Buildout
Low Voltage Wiring

EXHIBIT C
FURNITURE
Sublandlord’s Furniture:

(20) Tan Leather Conference Room Chair
(2) Wood Bookcases 36x60
(2) Bernhardt Reception Guest Chairs - Shawl Lounge Chair
(1) Reception Curio Side Table w/glass top
(1) Knoll Modular Secretarial Station - Space 1107
(2) mobile pedestal file cabinets (b/b/f and f/f) Secretarial Station - 1107
(2) Metal 5-drawer file cabinets Secretarial Station - 1107
(1) Knoll Modular Secretarial Station - Space 1106
(2) mobile pedestal file cabinets (b/b/f and f/f) Secretarial Station - 1106
(2) Metal 5-drawer file cabinets Secretarial Station - 1106
(1) Knoll Modular Secretarial Station - Space 1125
(2) mobile pedestal file cabinets (b/b/f and f/f) Secretarial Station - 1125
(2) Metal 5-drawer file cabinets Secretarial Station - 1125
(1) Large Conf Room : Granite Table
(1) Conference Room Table - 6-person boat shaped table
(2) Kitchen: Square Table
(8) Kitchen: Blue Chair (1 of 8)
(1) Desk Chair - Andy Full Back Chair
(8) Horizon Tech Work Room Task Chair w/ Mesh Back
(2) L-shaped Desk (desk with return)
(2) Small U-Shaped Desks (desk with return and credenza, 2-drawer lateral file drawer)
(2) Large U-Shaped Desk with overhead (desk with return, credenza, (2) 2-drawer lateral file drawers)
(1) Small U-Shaped Desks w/ overhead (desk with return and credenza, 2-drawer lateral file drawer)
(3) 2-drawer Wood Lateral File
(2) Credenza with (2) 2-drawer lateral file drawers
(1) Wood 2-drawer lateral file
(2) Short Wood Bookcases
(2) Yellow fabric highback guest chairs
(4) Wood back, guest chairs
(8) Side Chair Full Fabric (purple)
(1) Round task table
(1) Samsung 40” TV.
(1) Large Conf Room : 60” Television
(3) Pieces of Artwork (sailing inspired)

Sub-Sublandlord’s Furniture:

Indi Furniture List

Hi-Back Office Chairs	26	(1 from Bell Janik List)
Lo-Back Office Chairs	4
Basic Chairs	29	(8 from Ball Janik List)
Sit/Stand Desks - 72”x30” with 3 drawers rolling	15
L Shaped Desks sit stand desk with overhead cabinets	1
Small Fridge	1
Large Fridge.	1
Kitchen Tables - large	2
Hot Room Desks	5
Hot Room Cabinets	5
Meeting Table - large Paul	1
Microwave	1

EXHIBIT C
FURNITURE

Sub-Sublandlord’s Furniture:

Sub-Sublandlord’s Furniture: